Exhibit 4.1

ADI ESCROW ISSUER LLC,
as Escrow Issuer

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,
as Guarantors

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

7.125% SENIOR NOTES DUE 2034

INDENTURE DATED AS OF

JUNE 30, 2026

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EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Certificate of Exchange	C-1
Exhibit D	Form of Supplemental Indenture to Be Delivered by on the Escrow Release Date	D-1
Exhibit E	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors	E-1

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This INDENTURE, dated as of June 30, 2026 (this “Indenture”), is by and among ADI Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer”) (to be merged with and into the Company (as hereinafter defined)), each of the Guarantors (as defined herein) party hereto from time to time, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Escrow Issuer is entering into this Indenture to establish the form and terms of its 7.125% Senior Notes due 2034 (the “Notes”); and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Indenture and to make it a valid and binding obligation of the Escrow Issuer have been done or performed; and

WHEREAS, in connection with the consummation of the Spin-Off (as hereinafter defined), the Escrow Issuer will be merged with and into ADI Global Distribution Funding LLC (the “Company”), with the Company surviving such merger (the “Merger”), and (i) the Company will become the issuer of the Notes and will assume the obligations of the Escrow Issuer under this Indenture and the Notes pursuant to a supplemental indenture in the form of Exhibit D hereto (the “Assumption”), (ii) the Guarantors will, jointly and severally, unconditionally guarantee the Notes and (iii) the Company and the Guarantors will execute and deliver the supplemental indenture in the form of Exhibit D with the Trustee.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

(a) The following are definitions used in this Indenture.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Commitment” has the meaning specified in Section 4.15 hereof.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred or assumed by such other Person in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset by such specified Person.

Such Indebtedness will be deemed to have been incurred at the time such other Person is merged with or into or became a Restricted Subsidiary.

“Additional Assets” means (i) any property or assets to be used by the Parent Guarantor or a Restricted Subsidiary in a Similar Business; (ii) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Guarantor or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Letter of Credit Facility” means any facility established by the Parent Guarantor and/or any Restricted Subsidiary to obtain letters of credit, bank guarantees, bankers’ acceptances or other instruments required by customers, suppliers or landlords or otherwise arising in the Ordinary Course of Business.

“Additional Notes” means 7.125% Senior Notes due 2034 issued from time to time after the Issue Date pursuant to Section 2.14 of this Indenture, and any Notes issued in exchange or replacement therefor.

“ADI Preferred Stock” means the Series A Cumulative Convertible Participating Preferred Stock of the Parent Guarantor, as may be amended from time to time.

“ADI Preferred Stock Exchange” means the issuance of ADI Preferred Stock to Resideo and the exchange by Resideo of ADI Preferred Stock for shares of Resideo’s Series A Cumulative Convertible Participating Preferred Stock with the holders thereof, in each case on or about the Distribution Date.

“Administrative Agent” means (i) JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent and collateral agent under the Senior Secured Credit Facilities, and its successors in such capacity as provided thereunder and (ii) any similar administrative agent in relation to any Credit Facility incurred in reliance on Section 4.07(b)(1) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 4.17 hereof.

“Agent” means any Registrar, Paying Agent or Authenticating Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Applicable Adjustments” has the meaning given to such term in the definition of “Consolidated EBITDA”.

“Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the applicable date of determination for which financial statements have been delivered pursuant to Section 4.03 hereof.

“Applicable Metric” means any financial covenant or financial ratio or incurrence-based permission, test, basket or threshold in this Indenture (including any financial definition or component thereof, any financial ratio, test, basket or threshold or permission based on the calculation of Consolidated EBITDA, LTM Consolidated EBITDA, Consolidated Net Income, Fixed Charges, the Consolidated Secured Leverage Ratio, the Consolidated Total Leverage Ratio or the Fixed Charge Coverage Ratio or the principal amount of the Notes), any occurrence of any Change of Control, any Default, Event of Default or other relevant breach of this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such Redemption Date of (i) the redemption price (such redemption price being set forth in the table appearing in Section 3.07(b) hereof) of such Note at July 15, 2029, plus (ii) all required remaining interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) through July 15, 2029, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium Deficit” has the meaning set forth in Section 8.04 hereof.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) other than Equity Interests of the Parent Guarantor or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 4.07 hereof), whether in a single transaction or a series of related transactions, in each case, other than:

(A) any disposition of (i) cash, Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged, unnecessary, unsuitable, surplus or worn out equipment or immaterial assets or goods (or other assets) held for sale or no longer used in the Ordinary Course of Business or (iii) inventory or other assets in the Ordinary Course of Business;

(B) the disposition of all or substantially all of the assets of the Parent Guarantor, the Issuer or any Subsidiary Guarantor in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture for which a Change of Control Offer is made;

(C) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.09 or any Permitted Investment;

(D) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value (as determined in good faith by the Parent Guarantor) of less than $40.0 million;

(E) any disposition of property or assets or issuance of securities to the Parent Guarantor or a Restricted Subsidiary;

(F) any exchange of like property under Section 1031 of the Internal Revenue Code of 1986, as amended, or any comparable or successor provision, or any exchange of equipment to be used in a Similar Business;

(G) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the Ordinary Course of Business;

(H) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(I) foreclosures, condemnation, eminent domain or any similar action on assets;

(J) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(K) any financing transaction with respect to property built or acquired by the Parent Guarantor or any Restricted Subsidiary after the Escrow Release Date, including Sale and Lease-Back Transactions;

(L) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the Ordinary Course of Business;

(M) the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the Ordinary Course of Business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(N) the licensing or sub-licensing of intellectual property or other general intangibles in the Ordinary Course of Business;

(O) the unwinding of any Hedging Obligations;

(P) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(Q) the lapse or abandonment of intellectual property rights in the Ordinary Course of Business;

(R) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(S) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent Guarantor or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(T) any other disposition pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum;

(U) Sale and Lease-Back Transactions consummated by the Parent Guarantor or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (x) $115.0 million and (y) 40.0% of LTM Consolidated EBITDA for all such Sale and Lease-Back transactions, provided that, each Sale and Lease-Back Transaction is (x) undertaken on arm’s length commercial terms and (y) no Event of Default has occurred and is continuing or would result therefrom;

(V) (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an Investment permitted by clause (3), (4) or (6) under the definition of “Permitted Investments” or another asset received as consideration for the disposition of any asset permitted by this definition (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Restricted Subsidiary by the Parent Guarantor or a Restricted Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Restricted Subsidiary permitted by under clause (13) under the definition of “Permitted Investments”;

(W) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(X) any Liens not prohibited by this Indenture;

(Y) the issuance of Equity Interests by a Restricted Subsidiary in which the percentage interest (direct or indirect) in the Equity Interests in such of such Person owned by the Parent Guarantor and its Restricted Subsidiaries after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance; and

(Z) sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other Investment not prohibited by Section 4.09 hereof (including a Permitted Investment), which assets are not used or useful to the core or principal business of the Parent Guarantor and the Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition not prohibited by Section 4.09 hereof.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments. In the event that a transaction (or a portion thereof) meets the criteria of more than one of the categories of permitted Asset Sale described in clauses (A) through (Z) above or the Net Proceeds of which are being applied in accordance with Section 4.15 hereof, the Issuer, in its sole discretion, may divide or classify, and may from time to time redivide and reclassify, such permitted Asset Sale (or any portion thereof) and will only be required to include the amount and type of such permitted Asset Sale in one or more of the above clauses or to apply the Net Proceeds of which in accordance with Section 4.15 hereof.

“Asset Sale Offer” has the meaning specified in Section 4.15(c) hereof.

“Asset Sale Proceeds Application Period” has the meaning specified in Section 4.15(b) hereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar United States federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or the relief of debtors or any amendment to, succession to or change in any law.

“Board of Directors” means, for any Person, the Board of Directors or other governing body of such Person or, if such Person does not have such a Board of Directors or other governing body and is owned or managed by a single entity, the Board of Directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors or other governing body. Unless otherwise provided, “Board of Directors” means the board of directors of the Parent Guarantor.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the Parent Guarantor or its Restricted Subsidiaries either existing on the Escrow Release Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Parent Guarantor as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Indenture (including, without limitation, the calculation of Consolidated Net Income, Fixed Charges, Consolidated EBITDA and LTM Consolidated EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Indenture, GAAP will be deemed to treat leases in a manner consistent with its current treatment under generally accepted accounting principles as of January 1, 2015, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. Notwithstanding the foregoing, at any time on or following the Issue Date, the Issuer may elect that “GAAP” as used in this definition shall mean GAAP as in effect at such time. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Cash Equivalents” means:

(1) United States dollars,

(2) Canadian dollars,

(3) (A) euro, pounds sterling or any national currency of any participating member state in the European Union, or

(B) local currencies held from time to time in the Ordinary Course of Business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by (a) the United States government or any agency or instrumentality thereof, (b) England and Wales, Canada or Switzerland, (c) any country that is a member state of the European Union or any agency or instrumentality thereof or (d) any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government,

(5) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, overnight bank deposits and money market deposits (or, with respect to foreign banks, similar instruments), in each case with (i) any lender under the Senior Secured Credit Facilities or (ii) any commercial bank having capital and surplus of not less than $500 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) through (12) below,

(10) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, England and Wales, Canada or Switzerland, in each case, or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook with maturities of 24 months or less from the date of acquisition,

(11) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,

(12) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, and

(13) in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) and (13) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) or (13) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following: ACH transactions, treasury or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, employee credit card programs, netting services, automated clearing house arrangements, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following after the Distribution Date, in each case excluding any of the Transactions:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries; or

(2) the consummation of any transaction (including any merger or consolidation or purchase of Capital Stock) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor, or other Voting Stock into which the Voting Stock of the Parent Guarantor is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, provided, however, that this clause (2) shall not include any transaction where (x) the Parent Guarantor becomes a direct or indirect wholly owned subsidiary of a holding company, and (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction; or

(3) the Parent Guarantor ceases to beneficially own, directly or indirectly, all of the Voting Stock of the Issuer, except as permitted by this Indenture.

“Change of Control Offer” has the meaning specified in Section 4.11 hereof.

“Change of Control Payment” has the meaning specified in Section 4.11 hereof.

“Change of Control Payment Date” has the meaning specified in Section 4.11 hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“consolidated” or “Consolidated” means, unless otherwise specifically indicated, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not a Subsidiary of, an Affiliate of, or otherwise owned by, such Person.

“Consolidated Debt” means, as of any date, the aggregate principal amount of Indebtedness of the type specified in the following clauses of the definition of “Indebtedness”: clause (a) (excluding any Receivables Facility that is non-recourse to the Parent Guarantor and the Restricted Subsidiaries), clause (b), clause (d) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (f) of the definition thereof), clause (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (f) of the definition thereof), clause (f), clause (g) (but only to the extent drawn and unreimbursed after one Business Day) and clause (i), in each case relating to the Parent Guarantor and its Restricted Subsidiaries outstanding as of such date determined on a consolidated basis; provided that in no event shall Supply Chain Financing be included in the calculation of Consolidated Debt.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i) total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capitalized Lease Obligations that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,

(ii) provision for Taxes based on income, profits, revenue or capital for such period, including, without limitation, state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication of the foregoing, any payments to any direct or indirect parent in respect of such taxes (including, without limitation, the amount of any distributions in respect of the foregoing items pursuant to Section 4.09(b)(15),

(iii) depreciation and amortization expense for such period,

(iv) (A) costs and expenses incurred in connection with the Transactions, including but not limited to severance costs, relocation costs, repositioning and other restructuring costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements and establishment costs, recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of Transactions related initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing, in each case incurred in connection with the Transactions during such period, and (B) “run rate” cost savings, operating expense reductions, business optimization activities improvements (but excluding “run rate” Consolidated EBITDA attributable to projected increases in revenues) and similar initiatives and similar synergies (excluding revenue synergies), in each case, in connection with the Transactions that are factually supportable and have been realized or are reasonably expected to be realized within 24 months following the applicable Transactions, and calculated on a Pro Forma Basis as though such synergies, cost savings, expense reductions, other operating changes, optimizations and similar initiatives had been realized (or commenced, acquired or created, as applicable) on the first day of such period), net of the amount of actual benefits realized during such period from such actions,

(v) fees, costs and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets or financing transaction, without regard to the consummation thereof,

(vi) unusual, non-recurring or exceptional expenses, losses or charges incurred during such period.

(vii) integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, acquisitions and non-recurring intellectual property development at any time, other business optimization expenses (including costs and expenses relating to business optimization programs, new systems design, technology upgrades and implementation costs), severance costs, project start-up costs and repositioning and other restructuring charges, carve-out related items, accruals or reserves (including restructuring costs related to acquisitions at any time and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) incurred during such period,

(viii) any non-cash charges, losses or expenses for such period except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by this Indenture),

(ix) any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments;

(x) (A) any losses relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any losses during such period attributable to early extinguishment of indebtedness or Hedging Obligations and (C) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(iii) below,

(xi) any losses during such period resulting from the sale or disposition of any asset outside the Ordinary Course of Business,

(xii) other add-backs and adjustments of the type set forth in (x) this offering memorandum and/or (y) the Form 10 incurred during such period; provided, that any add-backs and adjustments made pursuant to this clause (xii) for any period shall not exceed, together with any amounts added back pursuant to clause (I)(b) of the definition of “Pro Forma Basis” for such period, 20% of Consolidated EBITDA in the aggregate for such period (determined prior to the adjustments contemplated by such clause (I)(b)), and

(xiii) “run rate” cost savings, operating expense reductions, business optimization activities improvements (but excluding “run rate” Consolidated EBITDA attributable to projected increases in revenues) and similar initiatives and similar synergies, in each case, that are factually supportable and have been realized or are reasonably expected to be realized within 24 months following (i) any acquisition (including the commencement of activities constituting a business), (ii) disposition (including the termination or discontinuance of activities constituting a business) of business entities or of properties or assets constituting a division or line of business, (iii) the IRA Termination (to the extent allocated to the Parent Guarantor or any of its Restricted Subsidiaries) and/or (iv) any other operational change, optimization or similar initiative (including, to the extent applicable, in connection with any restructuring) (which, in the case of each of clauses (i) – (iv) above, will be added to Consolidated EBITDA as so projected until fully realized (or if earlier, the time when such cost savings, operating expense reductions, business and product optimization activities and similar initiatives and similar synergies shall cease to be reasonably expected to be realized within such 24 months), and calculated on a Pro Forma Basis as though such synergies, cost savings, expense reductions, other operating changes, optimizations and similar initiatives had been realized (or commenced, acquired or created, as applicable) on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that any add-backs and adjustments made pursuant to this clause (xiii) for any period (excluding any addbacks and adjustments pursuant to this clause (xiii) with respect to the IRA Termination, which shall be uncapped) shall not exceed, together with any amounts added back pursuant to clause (xii) above for such period and any amounts added back pursuant to clause (I)(b) of the definition of “Pro Forma Basis” for such period, 20% of Consolidated EBITDA in the aggregate for such period (in each case, determined after giving effect to the adjustments contemplated thereby) (collectively, the “Applicable Adjustments”), minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of

(i) any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(ii) all gains during such period resulting from the sale or disposition of any asset outside the Ordinary Course of Business,

(iii) (A) any gains relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any gains during such period attributable to early extinguishment of Indebtedness or Hedging Obligations and (C) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clause (a)(x) above, and

(iv) any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments.

In the event any Subsidiary shall be a subsidiary that is not wholly owned by the Parent Guarantor, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of the Parent Guarantor, attributable to such subsidiary, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such subsidiary.

“Consolidated Interest Expense” means, with respect to any Person for any period, the excess of (a) the sum of, without duplication, (i) the interest expense (including imputed interest expense in respect of Capitalized Lease Obligations) of the Parent Guarantor and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and (ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the Parent Guarantor and its Restricted Subsidiaries that are required to be capitalized rather than included in Consolidated Interest Expense of the Parent Guarantor and its Restricted Subsidiaries for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, and (iv) all cash dividends paid or payable during such period in respect of Disqualified Stock of the Parent Guarantor; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the Parent Guarantor (expressed as a decimal) for such period (as estimated by the Parent Guarantor in good faith) minus (b) the sum of, without duplication, (i) interest income of the Parent Guarantor and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (iii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. Notwithstanding anything herein to the contrary, in no event shall any payments in respect of the Tax Matters Agreement be included in the calculation of Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, (a) the net income or loss of the Parent Guarantor and its Restricted Subsidiaries for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Parent Guarantor and its Restricted Subsidiaries for such period, minus (b) any Transaction Costs incurred during such period, minus (c) fees and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, including the IRA Termination (to the extent allocated to the Parent Guarantor or any of its Restricted Subsidiaries), without regard to the consummation thereof and any gains (loss) and all fees and expenses or charges relating thereto for such period attributable to early extinguishment of Indebtedness or Hedging Obligations; provided that there shall be excluded (i) the income of any Person that is not the Parent Guarantor or one of its Restricted Subsidiaries, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor during such period, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iii) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP, and (iv) the cumulative effect of a change in accounting principles in such period, if any.

“Consolidated Secured Debt” means, as of any date, Consolidated Debt minus the portion of Indebtedness of the Parent Guarantor and its Restricted Subsidiaries included in Consolidated Debt that is not secured by any Lien on property or assets of the Parent Guarantor and its Restricted Subsidiaries.

“Consolidated Secured Leverage Ratio” means, as of the last day of any fiscal quarter calculated on a Pro Forma Basis, the ratio of (a)(i) Consolidated Secured Debt minus (ii) unrestricted cash, cash restricted in favor of the Administrative Agent and Cash Equivalents as reflected on the consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries to (b) LTM Consolidated EBITDA, provided that, for purposes of the calculation of the Consolidated Secured Leverage Ratio, in connection with (x) the incurrence of any Indebtedness pursuant to Section 4.07(b)(1) or (y) the incurrence of any Lien pursuant to clause (20) of the definition of “Permitted Liens,” the Parent Guarantor may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred or secured by such Lien, as the case may be, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time.

“Consolidated Total Leverage Ratio” means, as of the last day of any fiscal quarter calculated on a Pro Forma Basis, the ratio of (a)(i) Consolidated Debt minus (ii) unrestricted cash, cash restricted in favor of the Administrative Agent and Cash Equivalents as reflected on the consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries to (b) LTM Consolidated EBITDA, provided that, for purposes of the calculation of the Consolidated Total Leverage Ratio, in connection with the incurrence of any Indebtedness pursuant to the Section 4.07(a), Section 4.07(b)(1) or Section 4.07(b)(14)(II), the Parent Guarantor may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness, as the case may be, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed to be an incurrence of additional Indebtedness at such subsequent time

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof, or such other address as to which the Trustee may give notice to the Issuer.

“Covenant Defeasance” has the meaning specified in Section 8.03 hereof.

“Covenant Suspension Event” has the meaning specified in Section 4.18(a) hereof.

“Credit Facilities” means, with respect to the Parent Guarantor or any Restricted Subsidiary, one or more debt facilities, indentures or other arrangements, including the Senior Secured Credit Facilities, the Additional Letter of Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities) with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, agreements or credit facilities, receivables financing or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.07 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender, investor, holder or group of lenders, investors or holders.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt Fund Affiliate” means any Affiliate of the Parent Guarantor that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Guarantor or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold otherwise disposed of in a manner not prohibited by Section 4.15 hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable for cash, other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for cash at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Distribution Date” means the date of the distribution of the shares of common stock of the Parent Guarantor to common shareholders of record of Resideo pursuant to the Spin-Off.

“Distribution Date Payment” means the payment, on or about the Distribution Date, of a cash dividend or other cash transfer or debt repayment by the Parent Guarantor to Resideo or one of its subsidiaries of the net proceeds of the Senior Secured Credit Facilities and the Notes as described in the Offering Memorandum under the caption “Use of Proceeds.”

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Eligible Escrow Investments” means any of the following securities: demand deposits, including interest bearing money market accounts and funds that comply with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, U.S. government securities, overnight bank deposits, interest-bearing deposits, and bankers acceptances of depository institutions in each case maturing no later than the Escrow Outside Date.

“Employee Matters Agreement” means the Employee Matters Agreement between Resideo and the Parent Guarantor, to be dated on or prior to the Distribution Date, as may be amended or supplemented from time to time.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or preferred stock of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Parent Guarantor’s or any of its direct or indirect parent company’s common equity registered on Form S-8; and

(2) issuances to any Subsidiary of the Parent Guarantor or any employee benefit plan of the Parent Guarantor.

“euro” means the single currency of participating member states of the Economic and Monetary Union.

“Escrow Account” has the meaning set forth in the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, as agent under the Escrow Agreement, and any and all successors thereto appointed pursuant to the terms and conditions set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated the date hereof by and among the Escrow Issuer, the Trustee and the Escrow Agent, relating to the Initial Notes, as amended, modified or supplemented from time to time.

“Escrow Outside Date” means December 31, 2026.

“Escrow Release Condition” has the meaning set forth in the Escrow Agreement.

“Escrow Release Date” means the date that the Escrowed Funds are released from the Escrow Account in accordance with the terms of the Escrow Agreement pursuant to a Full Release Officer’s Certificate.

“Escrowed Funds” has the meaning set forth in the Escrow Agreement.

“Event of Default” has the meaning specified in Section 6.01 hereof.

“Excess Proceeds” has the meaning specified in Section 4.15(c) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means any net cash proceeds and marketable securities (valued at their Fair Market Value as determined in good faith by senior management or the board of directors of the Parent Guarantor) received by the Parent Guarantor from:

(1) contributions to its common equity capital; or

(2) the sale (other than to a Subsidiary of the Parent Guarantor or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock) of the Parent Guarantor, in each case designated as an Excluded Contribution pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, and which are excluded from the calculation set forth in Section 4.09(a)(3) and are not applied pursuant to Section 4.09(b) (2), (4) or (19).

“Existing Indebtedness” means Indebtedness, Disqualified Stock or preferred stock of the Parent Guarantor or any Restricted Subsidiary in existence on the Escrow Release Date or incurred pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the Board of Directors of the Parent Guarantor, whose determination will be conclusive for all purposes under this Indenture and the Notes.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any applicable date of determination, the ratio of (1) LTM Consolidated EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for such Applicable Measurement Period, in each case calculated on a Pro Forma Basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Guarantor to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under any revolving credit facility computed on a Pro Forma Basis shall be computed based upon (A) the average daily balance of such Indebtedness during the applicable period or (B) if such facility was created after the end of the applicable period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of determination; or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum (without duplication) of

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Parent Guarantor held by Persons other than the Parent Guarantor or a Restricted Subsidiary made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Form 10” means the registration statement on Form 10, originally filed publicly by the Parent Guarantor with the SEC on May 11, 2026, as amended.

“Full Release Officer’s Certificate” has the meaning set forth in the Escrow Agreement.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time (unless the Parent Guarantor elects to change to IFRS pursuant to the paragraph below, upon the effective date of which GAAP shall subsequently refer to IFRS); provided, however, that if the Parent Guarantor notifies the Holders and the Trustee that the Parent Guarantor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of such provision (or if the Trustee notifies the Issuer that the Holders of a majority in principal amount of the Notes then outstanding request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles as in effect on the date of such election in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts as of such date (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give written notice of any such election made in accordance with this definition to the Holders and the Trustee.

Notwithstanding anything to the contrary in this Indenture, solely making the IFRS election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the Parent Guarantor or any of its Subsidiaries at “fair value”, as defined therein and (b) notwithstanding any other provision contained herein, the accounting for any lease shall be based on GAAP as in effect on December 15, 2018 and without giving effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease other than under Section 4.03 (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the Parent Guarantor’s financial statements.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, a member state of the European Union or any agency or instrumentality thereof, and the payment for which such government pledges its full faith and credit, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes pursuant to Article 10.

“Guarantor” means, from and after the Escrow Release Date, the Parent Guarantor and each Restricted Subsidiary of the Parent Guarantor (other than the Issuer) that guarantees the Notes under this Indenture, until such Person is released from its Guarantee in a manner not prohibited by this Indenture. For the avoidance of doubt, the Issuer is not a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any Restricted Subsidiary shall be a Hedging Obligations.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s Registrar, which shall initially be the nominee of DTC.

“Honeywell” means Honeywell International Inc.

“incur” has the meaning specified in Section 4.07.

“incurrence” has the meaning specified in Section 4.07.

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable and other accrued or cash management obligations, in each case incurred in the Ordinary Course of Business, (y) any earn-out obligation until 60 days after becoming due and payable and shown as a liability on the balance sheet of such Person in accordance with GAAP and (z) Taxes and other accrued expenses),

(d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person,

(e) all guarantees by such Person of Indebtedness of others,

(f) all Capitalized Lease Obligations of such Person,

(g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit,

(h) net obligations of such Person under any Hedging Obligation, and

(i) all Disqualified Stock in such Person, valued, as of the date of determination, at the greater of (x) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Stock or Indebtedness into which such Disqualified Stock are convertible or exchangeable) and (y) the maximum liquidation preference of such Disqualified Stock;

provided that notwithstanding the foregoing, the term “Indebtedness” shall not include:

(A) deferred or prepaid revenue,

(B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller,

(C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto,

(D) obligations in respect of any residual value guarantees on equipment leases,

(E) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP,

(F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care), and

(G) obligations under or in respect of Receivables Facilities.

The amount of Indebtedness of any Person for purposes of clause (d) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, indemnification obligations under the Tax Matters Agreement shall not constitute Indebtedness.

“Indenture” means this instrument as originally executed (including the appendices and exhibits) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Parent Guarantor, not an Affiliate of the Parent Guarantor and qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $400,000,000 in aggregate principal amount of the Notes issued under this Indenture on the Issue Date.

“Intellectual Property Matters Agreement” means the Intellectual Property Matters Agreement by and between the parties thereto, to be dated on or prior to the Distribution Date, as may be amended or supplemented from time to time.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Date” has the meaning set forth in paragraph 1 of the applicable Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Guarantor and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances or extensions of credit to customers, suppliers, directors, officers or employees, in each case made in the Ordinary Course of Business and excluding any debt or extension of credit represented by a bank deposit or other than a time deposit), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Parent Guarantor in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Parent Guarantor or a Restricted Subsidiary in respect of such Investment.

“IRA Termination” means the termination of the Identification and Reimbursement Agreement, dated as of October 14, 2018, between Resideo Intermediate Holding Inc. (as successor to New HAPI Inc.) and Honeywell, as amended, pursuant to that certain Termination Agreement, dated as of July 30, 2025, as amended, among inter alios Resideo, Resideo Holding Inc. and Honeywell and the related cash payment in connection with such termination.

“Issue Date” means June 30, 2026.

“Issuer” means, prior to the Merger, the Escrow Issuer and, from and after the Merger, the Company.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized by law to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition of any assets, business or Person, or a merger or consolidation, in each case involving third parties, or similar Investment permitted hereunder by the Parent Guarantor or one or more of its Restricted Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the Parent Guarantor or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained), (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (iii) any Restricted Payment or Permitted Investment requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTM Consolidated EBITDA” means, as of any date of determination, the Consolidated EBITDA of the Parent Guarantor for the most recent period of four consecutive fiscal quarters of the Parent Guarantor ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each fiscal quarter or fiscal year in such period have been delivered pursuant to Section 4.03.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock of the Parent Guarantor on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.07(b)(19) multiplied by (ii) the arithmetic mean of the closing prices per share of such shares on the principal securities exchange on which such shares are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Intellectual Property” means Intellectual Property that is necessary for the business of the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and Fair Market Value of any Cash Equivalents received by the Parent Guarantor or a Restricted Subsidiary in respect of any Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) the direct costs relating to such Asset Sale, including legal, accounting, consultant and investment banking fees and discounts, brokerage and sales commissions, any relocation expenses and other fees, expenses and charges incurred as a result thereof, Taxes paid or reasonably estimated to be actually payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income withholding and other Taxes payable as a result of the distribution of such proceeds to the Parent Guarantor) as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be applied to the repayment of principal, premium, if any, and interest on Secured Indebtedness, Pari Passu Indebtedness or Indebtedness of any Restricted Subsidiary that is not a Guarantor required (other than pursuant to Section 4.15(b)) to be paid as a result of such transaction, (iii) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Parent Guarantor or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale, (v) the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Parent Guarantor or any Restricted Subsidiary after such Asset Sale and (vi) any liabilities associated with the asset disposed of in such transaction and retained by the Parent Guarantor or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, as determined in good faith by the Parent Guarantor.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated June 16, 2026 relating to the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the President, Managing Director, Director, Manager, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary, Assistant Treasurer or Assistant Secretary or any other authorized signatory (a) of such Person or (b) if such Person is owned, directly or indirectly, or managed by a single entity, of such entity, or any other individual designated as an “Officer” or an authorized signatory for the purposes of this Indenture by the board of directors of the Parent Guarantor.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person and delivered to the Trustee.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel (which may be subject to customary assumptions, exclusions, limitations and exceptions). The counsel may be an employee of or counsel to the Parent Guarantor or other counsel.

“Ordinary Course of Business” means (a) the ordinary course of business (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business acting in good faith, (b) consistent with past practice or (c) consistent with industry practice; provided that, for the avoidance of doubt, the payment of reasonable and customary corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties), the payment of taxes and the payment of costs and expenses in connection with litigation matters shall be deemed to be in the Ordinary Course of Business.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Paying Agent (other than the Issuer) or set aside and segregated in trust by the Issuer (if the Issuer shall act as their own Paying Agent) for the Holders of such Notes in accordance with any applicable provisions of this Indenture; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Paying Agent has been made;

(3) Notes, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Parent Guarantor has effected Legal Defeasance or Covenant Defeasance as provided in Article 8; and

(4) Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee an Officer’s Certificate that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor (other than a Debt Fund Affiliate) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded.

“Parent Guarantor” means ADI Global Distribution Inc., a Delaware corporation, and the direct parent company of the Company.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor if such Indebtedness ranks equally in right of payment to the Notes or the Guarantees, as the case may be.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Parent Guarantor or a Restricted Subsidiary and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.15 hereof.

“Permitted Investments” means:

(1) any Investment in the Parent Guarantor or any Restricted Subsidiary;

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Parent Guarantor or any Restricted Subsidiary in a Person if as a result of such Investment

(A) such Person becomes a Restricted Subsidiary, or

(B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such held Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other property or assets received in connection with an Asset Sale made pursuant to Section 4.15 hereof, or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Escrow Release Date and any modification, replacement, renewal, reinvestment or extension thereof, and any Investment made pursuant to the Spin-Off Documents;

(6) any Investment acquired by the Parent Guarantor or any Restricted Subsidiary:

(A) (i) in exchange for any other Investment or accounts receivable held by the Parent Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) in settlement of delinquent accounts and disputes with customers and suppliers in the Ordinary Course of Business, or

(B) as a result of a foreclosure by the Parent Guarantor or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under Section 4.07(b)(10) hereof;

(8) receivables or other trade payables owing to the Parent Guarantor or a Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent Guarantor or any Restricted Subsidiary deems reasonable under the circumstances;

(9) Investments the payment for which consists of Equity Interests of the Parent Guarantor (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of Section 4.09(a);

(10) (i) guarantees of Indebtedness permitted under Section 4.07 and (ii) guarantees of leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.17(b) (except transactions described in Section 4.17(b)(2), (4), (7) and (12));

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets in the Ordinary Course of Business, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed the greater of (x) $215.0 million and (y) 75.0% of LTM Consolidated EBITDA at the time of such Investment (with the Fair Market Value of each Investment determined in good faith by the Parent Guarantor and being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Parent Guarantor at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14) Investments that, in the good faith determination of the board of directors or senior management of the Parent Guarantor, are necessary or advisable to effect a Receivables Facility or any repurchases in connection therewith;

(15) loans or advances to, or guarantees of Indebtedness of, directors, officers, consultants or employees in the aggregate not to exceed at any one time outstanding up to $10.0 million;

(16) loans and advances to officers, directors, managers and employees for business-related travel, entertainment, moving and other relocation expenses, payroll expenses and other similar expenses, in each case incurred in the Ordinary Course of Business or to fund such Person’s purchase of Equity Interests of the Parent Guarantor;

(17) advances, loans, extensions of trade credit, secured deposits or prepaid expenses in the Ordinary Course of Business by the Parent Guarantor or any of its Restricted Subsidiaries;

(18) intercompany current liabilities owed by Unrestricted Subsidiaries or joint ventures incurred in the Ordinary Course of Business in connection with the cash management operations of the Parent Guarantor and its Subsidiaries;

(19) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Parent Guarantor and its Restricted Subsidiaries in connection with such plans;

(20) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Parent Guarantor or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(21) Investments resulting from pledges or deposits described in clause (1) of the definition of the term “Permitted Liens”;

(22) Investments that result solely from the receipt by the Parent Guarantor or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities;

(23) Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) non-cash Investments in connection with tax planning and reorganization activities;

(25) Investments made in the form of loans or advances made to distributors in the Ordinary Course of Business;

(26) to the extent they constitute Investments, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Parent Guarantor and any Restricted Subsidiary;

(27) any Investment so long as immediately after giving effect to the making thereof, the Consolidated Total Leverage Ratio of the Parent Guarantor and its Restricted Subsidiaries is equal to or less than 3.25 to 1.00;

(28) (A) extensions of trade credit and accommodation guarantees in the Ordinary Course of Business; (B) Investments (i) for utilities, security deposits, leases and similar prepaid expenses incurred in the Ordinary Course of Business and (ii) in the form of trade accounts created, or prepaid expenses accrued, in the Ordinary Course of Business; (C) to the extent they constitute Investments, guaranties in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Parent Guarantor and any Restricted Subsidiary and (D) loans and advances to customers; provided that the aggregate principal amount of loans and advances outstanding under this clause (28)(D) at any time shall not exceed $10.0 million;

(29) Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the Ordinary Course of Business by the Parent Guarantor on behalf of any Restricted Subsidiary and made by any Restricted Subsidiary on behalf of the Parent Guarantor or any other Restricted Subsidiary; and

(30) to the extent they constitute Investments, payment obligations of any Person pursuant to and required under the Tax Matters Agreement.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person (i) under workmen’s compensation laws, unemployment insurance, employers’ health Tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested Taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the Ordinary Course of Business supporting obligations of such type, in each case incurred in the Ordinary Course of Business;

(2) Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, contractors’, landlords’, architects’ and other similar Liens, in each case for sums not yet overdue for a period of more than 45 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for Taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the Ordinary Course of Business;

(5) Survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness incurred pursuant to Section 4.07(b)(1), (2), (4), (8), (10), (14)(I), (15), (17) (to the extent that the Indebtedness that is guaranteed is (x) Indebtedness of the Issuer or a Guarantor and (y) is secured by a Lien not prohibited by this Indenture), (18) and (24); provided, however, that, in the case of Section 4.07(b)(4), such Lien may not extend to any assets other than the assets acquired, leased, constructed, installed, repaired, replaced or improved with the Indebtedness incurred pursuant to Section 4.07(b)(4), or the proceeds thereof;

(7) Liens existing on the Escrow Release Date or under the Spin-Off Documents (other than Liens incurred or to be incurred under the Senior Secured Credit Facilities);

(8) Liens on property or Equity Interests of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Guarantor (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof);

(9) Liens on property at the time the Parent Guarantor or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Parent Guarantor or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of the Parent Guarantor or a Restricted Subsidiary owing to the Parent Guarantor or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.07 hereof;

(11) Liens securing Hedging Obligations, Cash Management Services and Supply Chain Financings incurred in compliance with Section 4.07 hereof;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) Leases, subleases, licenses or sublicenses (including of intellectual property) to or from third parties granted in the Ordinary Course of Business;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Parent Guarantor or any Restricted Subsidiary in the Ordinary Course of Business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Parent Guarantor or any Restricted Subsidiary granted in the Ordinary Course of Business to the Parent Guarantor’s or such Restricted Subsidiaries’ client at which such equipment is located;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses (2), (4), (14)(I) or (17) of Section 4.07(b)), (7), (8), (9), (10), (11), (12), (18) and (20) of this definition of “Permitted Liens”; provided that (A) other than in the case of Liens referred to in clause (20), such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property and after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses (2), (4), (14)(I) or (17) of Section 4.07(b)), (7), (8), (9), (10), (11), (12), (18) and (20) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the Ordinary Course of Business;

(20) Liens to secure Indebtedness incurred pursuant to Section 4.07; provided that the Consolidated Secured Leverage Ratio, calculated on a Pro Forma Basis after giving effect to the incurrence of such Lien, the related Indebtedness and the application of net proceeds therefrom, would be no greater than 2.25 to 1.00, or, in the case of any Liens securing Indebtedness being applied to finance an acquisition that is permitted by clause (3) of the definition of “Permitted Investments”, the Consolidated Secured Leverage Ratio would be equal to or less than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and any related transactions, after giving effect to the incurrence of such Lien, the related Indebtedness and the application of net proceeds therefrom;

(21) other Liens securing Indebtedness at any one time outstanding that do not exceed the greater of (x) $160.0 million and (y) 55.0% of LTM Consolidated EBITDA at the time of incurrence, provided that if Indebtedness secured by Liens originally incurred in reliance upon a percentage of LTM Consolidated EBITDA under this clause (21) is being refinanced with Indebtedness secured by Liens incurred under this clause (21) and such refinancing would cause the outstanding amount of Indebtedness secured by Liens pursuant to this clause (21) to exceed the maximum permitted by this clause (21) at such time, then such refinancing will nevertheless be permitted thereunder and such Liens shall be deemed to have been incurred under this clause (21) so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced, plus amounts incurred to pay premiums (including tender premiums), defeasance costs, accrued and unpaid interest and dividends, fees and expenses in connection with such refinancing;

(22) Liens arising out of judgments, decrees, orders or awards in respect of which the Parent Guarantor or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(24) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code as in effect in New York, or Section 4-210 of the Uniform Commercial Code as in effect in another jurisdiction other than New York or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(25) Liens deemed to exist in connection with repurchase agreements permitted under Section 4.07 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Parent Guarantor and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any of its Restricted Subsidiaries in the Ordinary Course of Business;

(28) Liens solely on any cash earnest money deposits made by the Parent Guarantor or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited under this Indenture;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent Guarantor or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the Ordinary Course of Business;

(32) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Guarantor or any Restricted Subsidiary in the Ordinary Course of Business;

(34) any Lien granted pursuant to a security agreement between the Parent Guarantor or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Parent Guarantor or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Parent Guarantor or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35) Liens on the Equity Interests and Indebtedness of Persons that are not Restricted Subsidiaries;

(36) in the case of (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(37) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(38) Liens on and security interests in the account holding the Escrowed Funds and all deposits and investment property therein in favor of the Trustee, for its benefit and the benefit of the Holders;

(39) Sale and Lease-Back Transactions (i) to the extent the proceeds thereof are used by the Parent Guarantor and the Restricted Subsidiaries to permanently repay outstanding Indebtedness of the Parent Guarantor or the Restricted Subsidiaries, (ii) with a term of not more than three years, (iii) incurred pursuant to Section 4.07(b)(4) hereof or (iv) completed in a manner not prohibited by Section 4.15 hereof;

(40) Liens on property of the Parent Guarantor or a Restricted Subsidiary in favor of the United States of America or any State thereof or the jurisdiction of organization of such Restricted Subsidiary, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or the jurisdiction of organization of such Restricted Subsidiary, to secure partial, progress, advance or other payments pursuant to any contract or statute;

(41) banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(42) in connection with the sale or transfer of any Equity Interests or other assets in a transaction not prohibited under this Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(43) Liens on cash or Cash Equivalents, Permitted Investments or other marketable securities securing (A) letters of credit that are cash collateralized on the Escrow Release Date in an amount of cash, Cash Equivalents, Permitted Investments or other marketable securities with a Fair Market Value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit other credit support obligations in the Ordinary Course of Business;

(44) any Liens arising by operation of law; and

(45) Liens on cash, Cash and Cash Equivalents and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is not prohibited by this Indenture.

For purposes of this definition, Liens need not be incurred solely by reference to one category of Liens permitted by this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Parent Guarantor in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Distribution Payment” means any cash payment after the Distribution Date, made in accordance with the terms further described in the Offering Memorandum under the caption “Certain Relationships and Related Person Transactions—Agreements with Resideo—The Separation Agreement—Cash Adjustments” by the Parent Guarantor or a subsidiary of the Parent Guarantor to Resideo and/or a subsidiary of Resideo.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means, with respect to any calculations hereunder or otherwise for purposes of determining the Consolidated Total Leverage Ratio, Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio, Consolidated EBITDA or LTM Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to (I) all acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, all designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness in connection therewith (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms), all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary or all or substantially all assets of a Restricted Subsidiary or division or line of business of a Restricted Subsidiary outside the Ordinary Course of Business (and any related prepayments or repayments of Indebtedness), and the IRA Termination (to the extent allocated to the Parent Guarantor or any of its Restricted Subsidiaries), in each case that have occurred during (or, if such calculation is being made for the purpose of determining whether any event subject to the covenants described in Article IV is permitted, since the beginning of) the four consecutive fiscal quarter period of the Parent Guarantor most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period, including expected cost savings, operating expense reductions, and other synergies (excluding any revenue synergies) (in each case without duplication of amounts actually realized) to the extent (a) such cost savings, operating expense reductions, and other synergies (excluding any revenue synergies) would be permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act as interpreted by the Staff of the SEC or (b) in the case of an acquisition, restructuring, repositioning or other similar transaction, or the IRA Termination, such cost savings, operating expense reductions, and other synergies (excluding any revenue synergies) are factually supportable and have been realized or are reasonably expected to be realized within 24 months following such acquisition, restructuring, repositioning or other similar transaction, or the IRA Termination (to the extent allocated to the Parent Guarantor or any of its Restricted Subsidiaries); provided that if any cost savings, operating expense reductions, and other synergies included in any pro forma calculations based on the expectation that such cost savings, operating expense reductions, and other synergies are reasonably expected to be realized within 24 months following such acquisition, restructuring, repositioning or other similar transaction, or the IRA Termination (to the extent allocated to the Parent Guarantor or any of its Restricted Subsidiaries), shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings, operating expense reductions, and other synergies; provided further that the aggregate amount of cost savings, operating expense reductions and other synergies to be included in any calculation based upon clause (b) for any period of four fiscal quarters of the Parent Guarantor shall not exceed, together with any amounts added back pursuant to clauses (a)(xii) and (a)(xiii) of the definition of “Consolidated EBITDA” for such period (excluding any addbacks and adjustments pursuant to clause (a)(xiii) of the definition of Consolidated EBITDA with respect to the IRA Termination, which shall be uncapped), 20% of Consolidated EBITDA for such four fiscal quarter period (in each case, determined after giving effect to the adjustments contemplated by the Applicable Adjustments) and (II) all incurrences, assumptions, guarantees, redemptions, retirements or extinguishments of any Indebtedness or issuances or redemptions of Disqualified Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the applicable date of determination, shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

“Protected Purchaser” has the definition provided in Section 8-303 of the Uniform Commercial Code.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” mean Moody’s, S&P and Fitch or if any of Moody’s, S&P and Fitch ceases to rate the notes or fails to make a rating of the notes publicly available, a nationally recognized statistical rating agency selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch, as applicable.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Guarantor and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Parent Guarantor or any Restricted Subsidiary factors, sells or pledges its accounts receivable or loans secured by accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell or pledge its accounts receivable or such loans to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Parent Guarantor or the Restricted Subsidiaries in exchange for assets transferred by the Parent Guarantor or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of Capital Stock of a Person, unless upon receipt of the Capital Stock of such Person, such Person would become a Restricted Subsidiary.

“Resideo” means Resideo Technologies, Inc. and, unless the context otherwise requires, its consolidated Subsidiaries, other than, for all periods following the Spin-Off, the Parent Guarantor and its Subsidiaries.

“Restricted Certificated Note” means a Certificated Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (other than an Unrestricted Subsidiary), including the Issuer. For the avoidance of doubt, each Domestic Subsidiary and each Foreign Subsidiary of the Parent Guarantor shall be a Restricted Subsidiary unless and until such Domestic Subsidiary or Foreign Subsidiary, as applicable, is designated as an Unrestricted Subsidiary pursuant to, and in accordance with, the applicable provisions of this Indenture (it being understood, for the avoidance of doubt, that neither the Parent Guarantor nor the Issuer may be, or may be designated as, an Unrestricted Subsidiary).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means S&P Ratings Services, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder or, if the Holder is DTC or DTC’s nominee, of a beneficial owner, (i) that makes investment decisions independently from such Holder or beneficial owner and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder or beneficial owner and any other Affiliate of such Holder or beneficial owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Parent Guarantor or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holders or beneficial owners in connection with its investment in the Notes.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Credit Facilities” means the credit facilities provided under the Credit Agreement to be entered into on or prior to the Escrow Release Date among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of this Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the Notes or the Guarantee of such Person, as the case may be;

provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Parent Guarantor or any Subsidiary of the Parent Guarantor other than loans of proceeds from Indebtedness constituting Senior Indebtedness securing Senior Indebtedness;

(2) any liability for Federal, state, local or other Taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the Ordinary Course of Business;

(4) any Capital Stock or Equity Interests;

(5) any Subordinated Indebtedness; or

(6) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Separation Agreement” means the Separation and Distribution Agreement between Resideo and the Parent Guarantor, to be dated on or prior to the Distribution Date, as may be amended or supplemented from time to time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1)(i) or (ii) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business, the majority of whose revenues are derived from (a) business or activities conducted by the Parent Guarantor and its Restricted Subsidiaries on the Distribution Date, (b) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (c) any business that in the Parent Guarantor’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Parent Guarantor and its Restricted Subsidiaries.

“Special Mandatory Redemption” has the meaning set forth in Section 3.09 hereof.

“Special Mandatory Redemption Date” has the meaning set forth in Section 3.09 hereof.

“Special Mandatory Redemption Event” has the meaning set forth in Section 3.09 hereof.

“Special Mandatory Redemption Price” has the meaning set forth in Section 3.09 hereof.

“Specified Transaction” means any transaction in respect of which the terms of this Indenture require any Applicable Metric to be calculated.

“Spin-Off” means the spin-off of the Parent Guarantor from Resideo, as more fully described in the Offering Memorandum.

“Spin-Off Documents” means the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, and the documents evidencing Indebtedness in respect of the Distribution Date Payment and the Post-Distribution Payment, together with any other agreements, instruments or other documents entered into in connection with any of the foregoing, each as amended from time to time.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means:

(1) with respect to the Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under this Indenture.

“Subsidiary” means, with respect to any Person, (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not control such entity), or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of this definition, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Parent Guarantor.

“Supply Chain Financing” means any agreement under which any bank, financial institution or other Person may from time to time provide any financial accommodation to any of the Parent Guarantor or any Restricted Subsidiary in connection with trade payables of the Parent Guarantor or any Restricted Subsidiary, in each case issued for the benefit of any such bank, financial institution or such other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of the Parent Guarantor or any Restricted Subsidiaries, so long as such Indebtedness represents amounts not in excess of those which the Parent Guarantor or any of its Restricted Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables.

“Successor Issuer” has the meaning specified in Section 5.01 hereof.

“Suspended Covenants” has the meaning specified in Section 4.18 hereof.

“Suspension Date” has the meaning specified in Section 4.18 hereof.

“Suspension Period” has the meaning specified in Section 4.18 hereof.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Matters Agreement” means either or collectively (a) the Tax Matters Agreement between Resideo and the Parent Guarantor to be dated on or prior to the Distribution Date and (b) the Tax Matters Agreement between Resideo International Inc. and Honeywell, dated October 19, 2018, to be joined by the Parent Guarantor on or prior to the Distribution Date, in each case as may be amended or supplemented from time to time.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Parent Guarantor or any Subsidiary in connection with the Transactions.

“Transactions” means the Spin-Off, together with the reorganization transactions in connection therewith, and all other transactions pursuant to, and the performance of all other obligations under, the Spin-Off Documents, the entry into the Senior Secured Credit Facilities, the consummation of the offering of the Notes, the Merger, the Assumption and the ADI Preferred Stock Exchange.

“Transition Services Agreement” means the Transition Services Agreement between Resideo and the Parent Guarantor and/or one or more of its subsidiaries to be dated on or prior to the Distribution Date, as may be amended or supplemented from time to time.

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two business days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2029; provided that if the period from the redemption date to July 15, 2029 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the United States Treasury securities for which such yield are given, except that if the period from the redemption date to July 15, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended.

“Trust Officer” means any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor or assignee replaces it and, thereafter, means the successor or assignee.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Parent Guarantor which at the time of determination is an Unrestricted Subsidiary (as designated by the Parent Guarantor, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

From and after the Escrow Release Date, the Parent Guarantor may designate any Subsidiary of the Parent Guarantor (other than the Parent Guarantor or the Issuer) (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of the Parent Guarantor or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated); provided that at the time of such designation either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if the Subsidiary to be so designated has total consolidated assets in excess of $1,000, such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” provided, further that no Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of the designation, such Subsidiary owns or licenses on an exclusive basis any Material Intellectual Property (it being understood that there shall be no restrictions on an Unrestricted Subsidiary developing Material Intellectual Property). The Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) (i) the Parent Guarantor could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 4.07(a) hereof or (ii) any outstanding Indebtedness of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 4.07 hereof and shall be deemed to be incurred thereunder, or

(2) the Fixed Charge Coverage Ratio for the Parent Guarantor and the Restricted Subsidiaries would be equal to or greater than such ratio for the Parent Guarantor and the Restricted Subsidiaries immediately prior to such designation, in each case on a Pro Forma Basis taking into account such designation.

Any such designation by the Parent Guarantor shall be notified by the Parent Guarantor to the Trustee by promptly filing with the Trustee a copy of an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Notwithstanding anything to the contrary contained herein, in no event shall any Unrestricted Subsidiary (x) own or exclusively license any Material Intellectual Property, unless developed by such Unrestricted Subsidiary or (y) own any Equity Interests of any Subsidiary of the Parent Guarantor that owns any Material Intellectual Property unless developed by such Unrestricted Subsidiary or such Subsidiary after the designation of the Unrestricted Subsidiary.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as otherwise set forth in Section 4.07(c) hereof, whenever it is necessary to determine whether the Parent Guarantor has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
Authenticating Agent	2.02(e)
Authentication Order	2.02(d)
DTC	2.03(b)
Fixed Amounts	4.07(f)
Incurrence-Based Amounts	4.07(f)
Indenture	Preamble
Initial Lien	4.10
LCT Election	1.05(a)
LCT Test Date	1.05(a)
Legal Defeasance	8.02
Merger	Recitals
Notes	Recitals
Note Register	2.03(a)
Paying Agent	2.03(a)
Redemption Date	2.08(d)
Refinancing Indebtedness	4.07(b)(13)
Registrar	2.03(a)

SECTION 1.03. [Reserved].

SECTION 1.04. Rules of Construction.

(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii) “including” means “including without limitation”,

(viii) provisions apply to successive events and transactions; and

(ix) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

(b) Unless otherwise expressly specified, references in this Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Indenture and not to any other document.

SECTION 1.05. Limited Condition Transactions.

(a) Notwithstanding anything in this Indenture to the contrary, when calculating any applicable financial ratio or test or determining other compliance with this Indenture or the Notes (including the determination of compliance with any provision of this Indenture or the Notes which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or test and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Parent Guarantor (the Parent Guarantor’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”, it being acknowledged and agreed that an LCT Election may be made at any time prior to, or contemporaneously with, or at any time after, the applicable LCT Test Date), be deemed to be (i) in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date the definitive agreements for such Limited Condition Transaction are entered into, (ii) in the case of a Limited Condition Transaction described in clause (ii) of the definition thereof, the date of giving of the irrevocable notice of redemption therefor and (iii) in the case of a Limited Condition Transaction described in clause (iii) of the definition thereof, the date of giving of the irrevocable notice of the applicable Restricted Payment or Permitted Investment (each such date in the foregoing clauses (i) through (iii), a “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period being used to calculate such financial ratio ending prior to the LCT Test Date, the Parent Guarantor could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Parent Guarantor, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of fluctuations in such ratio or test (including due to fluctuations in LTM Consolidated EBITDA or otherwise) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions will not be deemed to have been exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transaction.

(b) For the avoidance of doubt, if the Parent Guarantor has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test or basket availability with respect to any Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Transaction described in clause (i) thereof, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under Indenture or the Notes, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires.

SECTION 1.06. Certain Compliance Calculations.

(a) Notwithstanding anything to the contrary in this Indenture, in the event an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) is incurred, assumed or issued, any Lien is incurred or assumed, any Restricted Payment, Permitted Investment or Asset Sale is made or other transaction is undertaken (including a Limited Condition Transaction) in reliance on a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Total Leverage Ratio or other ratio-based test, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other non-ratio-based basket substantially concurrently with or otherwise in connection with such transaction. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred, assumed or issued, each Lien incurred or assumed, any Restricted Payment, Permitted Investment or Asset Sale is made or other transaction is undertaken (including a Limited Condition Transaction) and each other transaction undertaken will be deemed to have been incurred, assumed, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Total Leverage Ratio test or other ratio-based test. For the avoidance of doubt, when testing the availability under a ratio basket for purposes of making a Restricted Payment, Permitted Investment or an Asset Sale, Indebtedness (or any portion thereof) incurred, assumed or issued the proceeds of which are being utilized to make a Restricted Payment utilizing a non-ratio basket shall not be given effect.

(b) Except as provided in Section 4.07(c)(1) with respect to Indebtedness outstanding under the Senior Secured Credit Facilities incurred on the Escrow Release Date, if a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under this Indenture, the Parent Guarantor shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) between such baskets, permission or thresholds as it shall elect from time to time.

(c) For purposes of calculating the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio, as applicable, in connection with the incurrence of any Indebtedness pursuant to the Section 4.07(a) or (b) hereof or the creation or incurrence of any Lien pursuant to the definition of “Permitted Liens,” the Parent Guarantor may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be, as being incurred as of such election date, and, if such Fixed Charge Coverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Total Leverage Ratio, as applicable, is satisfied with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under Section 4.07 hereof or the definition of “Permitted Liens,” as applicable, whether or not the Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is met.

(d) Any Applicable Metric required to be satisfied in order for a specific action to be permitted under this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

(e) If the Parent Guarantor or any Restricted Subsidiary takes an action which at the time of the taking of such action would in the good faith determination of the Parent Guarantor be permitted under this Indenture based on the financial statements available at such time, such action shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments, modifications or restatements made in good faith to such financial statements affecting Consolidated Net Income, Fixed Charges, Consolidated Interest Expense, Consolidated EBITDA, LTM Consolidated EBITDA or other Applicable Metric.

(f) Notwithstanding anything to the contrary herein, financial ratios and metrics (including, without limitation, Consolidated EBITDA, LTM Consolidated EBITDA, Consolidated Net Income, Fixed Charges, Consolidated Secured Leverage Ratio, Consolidated Total Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Interest Expense), other than Section 4.09(C)(i), contained in this Indenture that are calculated with respect to any period during which any Specified Transaction occurs shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis. Further, if since the beginning of any such period and on or prior to the date of any required calculation of any Applicable Metric (i) a Specified Transaction shall have occurred or (ii) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Parent Guarantor or any of its Subsidiaries since the beginning of such period shall have consummated any Specified Transaction, then, in each case, any Applicable Metric shall be calculated on a Pro Forma Basis for such period as if such Specified Transaction had occurred at the beginning of the applicable period.

SECTION 1.07. The Transactions.

Notwithstanding anything to the contrary set forth in this Indenture, no provision of this Indenture shall prevent the consummation of any of the Transactions, nor shall the Transactions give rise to any Default or constitute the utilization of any basket in the covenants under this Indenture or the Notes except for the issuance of the Notes and the borrowings pursuant to the Senior Secured Credit Facilities.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating.

(a) General. The Authenticating Agent shall initially authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000, upon a written order of the Issuer (other than as provided in Section 2.07 hereof). The Notes and the Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for. The Notes shall be issued initially in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Registrar or the Custodian in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Regulation S Global Note and 144A Global Note. Notes offered and sold in reliance on (i) Regulation S shall be issued initially in the form of the Regulation S Global Note and (ii) Rule 144A shall be issued initially in the form of the 144A Global Note; each such Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary, duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided.

The aggregate principal amount of a Regulation S Global Note or 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION 2.02. Execution and Authentication.

(a) One Officer shall sign the Notes for the Issuer by manual or electronic signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or the Authenticating Agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee or the Authenticating Agent shall, upon a written order of the Issuer signed by one Officer (an “Authentication Order”), authenticate Notes.

(e) The Trustee may appoint an authenticating agent (the “Authenticating Agent”) acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer or any of their respective Subsidiaries. The Trustee hereby appoints U.S. Bank Trust Company, National Association as Authenticating Agent and U.S. Bank Trust Company, National Association hereby accepts such appointment.

(f) In case any of the Issuer or any Guarantor, pursuant to Article 5 or Section 10.05, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Authentication Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange.

SECTION 2.03. Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act. The Registrar and Paying Agent have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Issuer and the other Guarantors and their and our affiliates in the ordinary course of their respective businesses.

SECTION 2.04. Paying Agent to Hold Money.

The Issuer shall require each Paying Agent other than the Trustee (which by its execution of this Indenture hereby agrees) to agree in writing that the Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.

Upon payment over to the Trustee, the Paying Agent (if other than the Parent Guarnator or a Subsidiary) shall have no further liability for the money. If the Parent Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

The Trustee shall preserve, or shall cause the Registrar to preserve, in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Paying Agent is not the same entity as the Registrar, the Issuer shall furnish or cause the Registrar to furnish, to the Paying Agent, at least seven Business Days before each Interest Payment Date and at such other times as the Paying Agent may request in writing, a list in such form and as of such date or such shorter time as the Registrar may allow, as the Paying Agent may reasonably require of the names and addresses of the Holders.

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Certificated Note of the same series unless (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (B) upon the request of a Holder if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (A) above, Certificated Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Certificated Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the applicable Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A; provided that such interest is then transferred to the 144A Global Note. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant or Indirect Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Global Note prior to the expiration of the applicable Restricted Period therefor. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(1) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(2) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon the occurrence of any of the events in subsection (A) or (B) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(3) if such beneficial interest is being transferred to a Person that is not a U.S. Person (as defined in Rule 902 under the Securities Act) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(5) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof.

Upon satisfaction of the conditions of this Section 2.06(c)(i), the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Authenticating Agent shall authenticate and mail to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Certificated Notes. Notwithstanding Sections 2.06(c)(i)(1) and (3) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Certificated Note or transferred to a Person who takes delivery thereof in the form of a Certificated Note prior to the expiration of the applicable Restricted Period therefor, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Authenticating Agent shall authenticate and mail to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(i) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(1) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(2) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(3) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(4) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(5) if such Restricted Certificated Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof.

Upon satisfaction of the conditions of this Section 2.06(d)(i) the Registrar shall cancel the Restricted Certificated Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (1), (4), or (5) above, the applicable Restricted Global Note, in the case of clause (2) above, the applicable 144A Global Note, and in the case of clause (3) above, the applicable Regulation S Global Note.

(ii) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Registrar shall cancel the Restricted Certificated Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(1) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(2) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if the Registrar receives the following:

(1) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(1) Except as permitted by subparagraph (2) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Private Placement Legend”):

“THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT INCLUDING THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(2) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. In addition, the Issuer may remove the Private Placement Legend from any Note if it determines that such legend is no longer required to comply with the securities laws of the United States.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary) (the “Global Note Legend”):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form (the “Regulation S Global Note Legend”):

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Registrar in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Authenticating Agent shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made to Holders of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(j) No Obligation of the Trustee, Registrar and Paying Agent.

(i) The Trustee, Registrar and Paying Agent shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee, Registrar and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Registrar or the Issuer and the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Registrar’s requirements are met. If required by the Registrar or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

SECTION 2.08. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Authenticating Agent except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 2.09 hereof.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Registrar receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Issuer or a Subsidiary thereof) holds, in accordance with this Indenture, on a date of redemption (a “Redemption Date”) or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Issuer or a Subsidiary of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes in respect of which the Trustee has received written notification of such ownership shall be so disregarded.

SECTION 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Authenticating Agent shall authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Registrar for cancellation. The Trustee and Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar, upon written direction by the Issuer and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures. Certification of the destruction of all cancelled Notes shall be delivered to the Issuer from time to time upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Registrar for cancellation.

SECTION 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee and Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP or ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee and Registrar, as applicable, shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee and Registrar of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14. Additional Notes.

Subject to compliance with Sections 4.07, the Issuer shall be entitled to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, each of which shall have identical terms as the Initial Notes, respectively, other than with respect to the date of issuance and issue price and first payment of interest (and, if such Additional Notes shall be issued in the form of Restricted Global Notes or Restricted Certificated Notes, other than with respect to transfer restrictions with respect thereto). The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class, in each case for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that Additional Notes will be issued under a separate CUSIP and ISIN unless the Additional Notes are treated as fungible for U.S. federal income tax purposes.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of its board of directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee and the Agent, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number(s) of such Additional Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01. Notices to Trustee.

If the Issuer elects to redeem any Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee and the applicable Agent an Officer’s Certificate setting forth (i) the Redemption Date, (ii) the principal amount of the Notes to be redeemed, and (iii) the redemption price. The Issuer shall furnish such Officer’s Certificate to the Trustee and the applicable Agent at least three Business days before the date of publication of the Redemption Notice to the Holders . Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

SECTION 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or repurchased at any time, the Paying Agent or Registrar will select the Notes for redemption, in accordance with the applicable procedures of the Depositary or, in the case the Notes are not then cleared by the Depositary, by lot or such other method that the Trustee deems fair and appropriate, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 shall be redeemed. The Trustee, the Paying Agent and the Registrar shall not be liable for selections made under this Section 3.02.

The Trustee or the Registrar will promptly notify the Issuer of, in the case of any Notes selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof, except that if all the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (in excess of $2,000) shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 3.03. Notice of Redemption.

At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall electronically deliver, mail or cause to be electronically delivered or mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary except that (i) a notice of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture and (ii) notice of Special Mandatory Redemption shall be mailed or sent as set forth in Section 3.09.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number) and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) any condition to such redemption;

(d) (if the Notes are in certificated form) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e) the name and address of the Paying Agent;

(f) (if the Notes are in certificated form) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g) that, unless the Issuer defaults in making such redemption payment and subject to satisfaction of any conditions specified therein, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(h) the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Registrar shall give the notice of redemption in the Issuer’s name and at its expense, provided, however, that the Issuer gives the Registrar at least three Business Days (or such shorter period reasonably agreed to by the Registrar) prior notice of such request and provision of the notice information.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an acquisition, an Equity Offering, other offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (provided, however, that any redemption date shall not be more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

If any such condition precedent has not been satisfied or waived, the Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the notes shall be rescinded or delayed as provided in such notice (and, for the avoidance of doubt, non-payment of the Redemption Price following such redemption notice being rescinded will not constitute an Event of Default). The Issuer shall provide such notice to each Holder of the notes in the same manner in which the notice of redemption was given.

The Issuer and its Affiliates may acquire the Notes by means other than a redemption pursuant to this Article 3, whether by tender offer, open market purchases, negotiated transactions or otherwise.

SECTION 3.04. Effect of Notice Upon Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price stated in the notice except that any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent. Subject to the foregoing, upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or before 10:00 a.m. Eastern Time on any Redemption Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions of Notes) to be redeemed on that date.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part.

In the case of Certificated Notes, any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 4.02 (with, if the Issuer or the Registrar so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 3.07. Optional Redemption.

(a) At any time prior to July 15, 2029, the Issuer may redeem the Notes, in whole or in part, at its option, upon notice as set forth in Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b) On and after July 15, 2029, the Issuer may redeem the Notes, in whole or in part, at its option, upon notice as set forth in Section 3.03, at the redemption prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2029	103.563%
2030	101.781%
2031 and thereafter	100.000%

(c) In addition, prior to July 15, 2029, the Issuer may, at its option, upon notice as set forth in Section 3.03, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 107.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(d) In connection with any tender offer, Change of Control Offer, Asset Sale Offer, exchange offer or other offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered or exchanged and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice as set forth in Section 3.03, provided that such notice is given not more than 60 days following such purchase or exchange date, to redeem all Notes that remain outstanding following such purchase pursuant to such tender or exchange offer (or other offer to purchase or exchange) for consideration (which may consist of cash, Indebtedness, debt or equity securities or other assets) equal to the consideration delivered to each other Holder in such offer (which may be less than par and excluding any early tender, exchange or incentive fee in such offer) plus, to the extent not included in the offer consideration, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

SECTION 3.08. [Reserved.]

SECTION 3.09. Special Mandatory Redemption.

(a) If (i) the Escrow Agent has not received an Full Release Officer’s Certificate at or prior to 5:00 p.m. (New York City time) on the Escrow Outside Date, (ii) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that the Escrow Issuer has determined in its sole discretion that the Escrow Release Condition will not be satisfied or (iii) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that Resideo will not pursue the consummation of the Spin-Off by the Escrow Outside Date (any such event in (i), (ii) or (iii) being a “Special Mandatory Redemption Event”), then the Escrow Agent will release to the Trustee the portion of the Escrowed Property then held by it in an amount equal to the Special Mandatory Redemption Price (as defined below) as notified by the Escrow Issuer in writing, the Issuer shall obtain any needed funds under the Equity Commitment Letter and the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date (as defined below) will be redeemed at a redemption price equal to 100% of the issue price of the notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Special Mandatory Redemption”). Any Escrowed Property remaining after payment of the Special Mandatory Redemption Price shall be released by the Escrow Agent to or for the account of the Escrow Issuer (or another account designated by the Escrow Issuer).

(b) The Escrow Issuer will cause a notice of Special Mandatory Redemption to be mailed to the Trustee and mailed, or delivered electronically if held by any Depositary, to the Holders at their registered addresses no later than the Business Day following the Special Mandatory Redemption Event, which shall provide for the redemption of the Notes on no later than the fifth Business Day (the “Special Mandatory Redemption Date”) following the date of the applicable Special Mandatory Redemption Event.

(c) Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the applicable paying agent on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest and all rights under the Notes shall terminate from and including the Special Mandatory Redemption Date.

(d) Notice of a Special Mandatory Redemption shall state:

(1) the Special Mandatory Redemption Date;

(2) the Special Mandatory Redemption Price;

(3) that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable; and

(4) that the Notes shall cease to bear interest on and after the Special Mandatory Redemption Date.

SECTION 3.10. Mandatory Redemption.

Except as set forth in Section 3.09 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints U.S. Bank Trust Company, National Association as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the address of U.S. Bank Trust Company, National Association set forth in Exhibits B and C as one such office or agency of the Issuer in accordance with Section 4.02(a).

SECTION 4.03. Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Parent Guarantor will file with the SEC (unless the SEC will not accept such filings) or post on a website, which may be nonpublic and may be maintained by the Parent Guarantor or a third party, to which access will be given to the Trustee and the Holders, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K within 15 days of the dates such information is required to filed with the SEC or, if the Parent Guarantor is not subject to Section 13(a) or 15(d) of the Exchange Act, within 15 days of the date such information would be due to the SEC were the Parent Guarantor so subject, including, in each case, pursuant to any extension authorized by the SEC, rule, regulation or executive order. In addition, to the extent not satisfied by the foregoing, the Parent Guarantor will furnish to Holders of the Notes and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

(b) Notwithstanding the foregoing, (A) no such report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Parent Guarantor (or any of its direct or indirect parent entities or its Subsidiaries) and any director, manager, officer or employee of the Parent Guarantor (or any of its direct or indirect parent entities or its Subsidiaries), (B) the Parent Guarantor shall not be required to make available any information regarding the occurrence of any of the event otherwise required to be included in a report if the Parent Guarantor determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the Holders of the Notes or the business, assets, operations, financial positions or prospects of the Parent Guarantor and its Subsidiaries taken as a whole, (C) no such report will be required to provide the information set forth in Items 307, 308 or 402 of Regulation S-K or comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non GAAP” financial information contained therein, (D) no such report will be required to comply with Regulation S-X including, without limitation, Rules 3-03(e), 3-05, 3-09, 3-10, 3-14, 3-16, 4-08, 8-04, 8-06, 6-11, 13-01, 13-02 or Article 11 thereof (or any successor or similar rules), (E) no such report will be required to provide any information that is not otherwise similar to information included in the Offering Memorandum or otherwise customarily excluded from an offering memorandum, (F) in no event will such reports be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits under the SEC rules, (G) trade secrets and other information that could cause competitive harm to the Parent Guarantor and its Subsidiaries may be excluded from any disclosures, and (H) such financial statements or information will not be required to contain any “segment reporting.”

(c) Notwithstanding the foregoing, the Parent Guarantor may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Parent Guarantor by furnishing financial information relating to the Issuer or any parent entity of the Parent Guarantor; provided that if such parent entity does not Guarantee the Notes then the same is accompanied by selected financial metrics that show the differences (in the Parent Guarantor’s sole discretion) between the information relating to such parent, on the one hand, and the information relating to the Parent Guarantor and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

(d) Prior to the Escrow Release Date, the Parent Guarantor and the Escrow Issuer will be deemed to be in compliance with the reporting requirements in this Section 4.03 by virtue of the filing of the Form 10 containing all the information, audit reports and exhibits required for such report.

(e) To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Parent Guarantor will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(f) Delivery (or publication on its website) of such statements, reports, notices and other information and documents to the Trustee pursuant to any of the provisions of this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Parent Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Notwithstanding anything to the contrary in this Indenture or any other applicable document, the Trustee shall have no responsibility to determine whether if and when such report or documents are publicly available and/or accessible electronically.

SECTION 4.04. Compliance Certificate; Notice of Default.

(a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year, a statement indicating whether the signer thereof knows of any Default that occurred during the previous fiscal year that has not been cured or remedied.

(b) The Issuer shall, within 20 Business Days, upon becoming aware of any Default or Event of Default deliver to the Trustee a statement specifying such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 20-Business Day time period).

SECTION 4.05. [Reserved.]

SECTION 4.06. [Reserved.]

SECTION 4.07. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Parent Guarantor shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that the Parent Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, (i) the Fixed Charge Coverage Ratio on a consolidated basis of the Parent Guarantor and the Restricted Subsidiaries would be at least 2.00 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom) or (ii) the Consolidated Total Leverage Ratio immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would be equal to or less than 4.75 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom); provided, further, that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under Section 4.07(b)(14)(II)(x) by Restricted Subsidiaries that are not the Issuer or a Guarantor shall not exceed the greater of (x) $145.0 million and (y) 50.0% of LTM Consolidated EBITDA at any one time outstanding.

(b) The foregoing limitations shall not apply to:

(1) Indebtedness incurred pursuant to Credit Facilities by the Parent Guarantor or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence on a Pro Forma Basis (including pro forma application of the net proceeds therefrom), the then-outstanding aggregate principal amount of all Indebtedness incurred under this clause (1) does not exceed at any one time the sum of (a)(x) $1,100.0 million, plus (y) the greater of (A) $290.0 million and (B) 100.0% of LTM Consolidated EBITDA and (b) an aggregate principal amount of Indebtedness if after such incurrence the Consolidated Secured Leverage Ratio would be equal to or less than 2.25 to 1.00 or, in the case of any such Indebtedness being applied to finance an acquisition that is permitted by clause (3) of the definition of “Permitted Investments”, the Consolidated Secured Leverage Ratio would be equal to or less than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and any related transactions, in each case determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), provided that for the purposes of determining the amount that may be incurred under this clause (1)(b), all Indebtedness incurred under this clause (1)(b) shall be deemed to be secured by Liens;

(2) Indebtedness represented by the Notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto);

(3) Existing Indebtedness (other than Indebtedness described in Section 4.07(b)(1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Parent Guarantor or any Restricted Subsidiary, to finance the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment, including through the direct purchase of assets or the Capital Stock of any Person owning such assets, and all Refinancing Indebtedness (having the meaning set forth in clause (13) below) incurred to Refinance any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4), does not exceed the greater of (x) $75.0 million and (y) 25.0% of LTM Consolidated EBITDA at the time of incurrence; provided that such Indebtedness (other than Refinancing Indebtedness) exists at the date of such acquisition, lease, construction, installation, repair, replacement or improvement or is created prior to or within 270 days of the completion thereof; provided, further that Capitalized Lease Obligations incurred by the Parent Guarantor or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by the Parent Guarantor or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Parent Guarantor or the Restricted Subsidiaries;

(5) (A) Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the Ordinary Course of Business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement or indemnification obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other reimbursement-type obligations regarding workers’ compensation claims;

(B) (x) Indebtedness in respect of obligations of the Parent Guarantor or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the Ordinary Course of Business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of the Parent Guarantor or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the Ordinary Course of Business and not in connection with the borrowing of money;

(C) Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with past or industry practice, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(D) (x) tenant improvement loans and allowances in the Ordinary Course of Business and (y) to the extent constituting Indebtedness, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Parent Guarantor and any Restricted Subsidiary; or

(E) Indebtedness in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the Ordinary Course of Business.

(6) Indebtedness arising from agreements of the Parent Guarantor or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or any Investment not prohibited by this Indenture, in each case, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition or Investment;

(7) Indebtedness, Disqualified Stock or preferred stock (i) of the Parent Guarantor owing to or held by a Restricted Subsidiary or (ii) of a Restricted Subsidiary owing to or held by the Parent Guarantor or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary to which such Indebtedness is owed ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness, Disqualified Stock or preferred stock of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor in an aggregate principal amount at any time outstanding not exceeding the greater of (x) $145.0 million and (y) 50.0% of LTM Consolidated EBITDA;

(9) shares of Disqualified Stock or preferred stock of a Restricted Subsidiary issued to the Parent Guarantor or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11) Obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Parent Guarantor or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the Ordinary Course of Business;

(12) Indebtedness, Disqualified Stock or preferred stock of the Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the greater of (x) $160.0 million and (y) 55.0% of LTM Consolidated EBITDA at the time of incurrence;

(13) the incurrence or issuance by the Parent Guarantor or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance within 90 days following the date of the incurrence or issuance thereof any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 4.07(a) and Section 4.07(b)(2), (3), this clause (13) and Section 4.07(b)(14) or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that:

(A) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes,

(B) to the extent such Refinancing Indebtedness Refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively,

(C) such Refinancing Indebtedness shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Parent Guarantor that is not the Issuer or a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Guarantor; and

(D) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or liquidation preference of Disqualified Stock or preferred stock being Refinanced except by an amount no greater than accrued and unpaid interest or dividends with respect to such Indebtedness, Disqualified Stock or preferred stock and any fees, premium and expenses relating to such Refinancing;

and provided, further that subclause (A) of this clause (13) shall not apply to any refunding or refinancing of any Credit Facility or Secured Indebtedness;

(14) Indebtedness, Disqualified Stock or preferred stock of (x) the Parent Guarantor or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Parent Guarantor or any Restricted Subsidiary or merged into or consolidated with the Parent Guarantor or a Restricted Subsidiary in a manner not prohibited by this Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation:

(I) the aggregate amount of such Indebtedness Disqualified Stock or preferred stock incurred under this subclause (I), together with any Refinancing Indebtedness in respect thereof, does not exceed the greater of (i) $145.0 million and (ii) 50.0% of LTM Consolidated EBITDA at any time outstanding, or

(II) (A) the Parent Guarantor would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test or the Consolidated Total Leverage Ratio test set forth in Section 4.07(a),

(B) the Fixed Charge Coverage Ratio of the Parent Guarantor and its Restricted Subsidiaries is equal to or greater than (i) the Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation or (ii) the Fixed Charge Coverage Ratio as of the Escrow Release Date; or

(C) the Consolidated Total Leverage Ratio of the Parent Guarantor and the Restricted Subsidiaries is equal to or less than (i) the Consolidated Total Leverage Ratio immediately prior to such acquisition, merger or consolidation or (ii) as of the Escrow Release Date;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business;

(16) Indebtedness of the Parent Guarantor or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) guarantees by the Parent Guarantor or any Restricted Subsidiary of Indebtedness of the Parent Guarantor or any Restricted Subsidiary provided that if such guarantee triggers a requirement to provide a Guarantee pursuant to Section 4.13 hereof, such Guarantee is provided within the time required by Section 4.13 hereof;

(18) Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the Ordinary Course of Business;

(19) Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries undertaken in connection with Cash Management Services and related activities for the Parent Guarantor, any of its Subsidiaries or any joint venture to which they are a party in the Ordinary Course of Business;

(20) Indebtedness issued by the Parent Guarantor or any of its Restricted Subsidiaries to future, current or former officers, directors, managers, consultants and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor to the extent described in Section 4.09(b)(4);

(21) Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries representing deferred compensation to officers, directors, managers, consultants and employees thereof incurred in the Ordinary Course of Business;

(22) Indebtedness consisting of Permitted Liens incurred under clause (35) of the definition thereof;

(23) Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary pursuant to any Receivables Facilities;

(24) Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary with respect to Additional Letter of Credit Facilities in an aggregate principal amount at any time outstanding not exceeding the greater of (x) $45.0 million and (y) 15.0% of LTM Consolidated EBITDA; or

(25) Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary with respect to any Supply Chain Financings in an aggregate principal amount at any time outstanding not exceeding the greater of (x) $45.0 million and (y) 16.0% of LTM Consolidated EBITDA.

(c) For purposes of determining compliance with this Section 4.07,

(1) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (25) of Section 4.07(b) or is entitled to be incurred pursuant to Section 4.07(a), the Parent Guarantor, in its sole discretion, may divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses of Section 4.07(b) or Section 4.07(a); provided that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Escrow Release Date after giving effect to the Transactions will be treated as incurred on the Escrow Release Date under Section 4.07(b)(1) and may not be reclassified; and

(2) at the time of incurrence, the Parent Guarantor shall be entitled to divide and classify an item of Indebtedness, Disqualified Stock or preferred stock in more than one of the types of Indebtedness, Disqualified Stock or preferred stock described in Sections 4.07(a) and 4.07(b) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 4.07. If Indebtedness originally incurred in reliance upon a percentage of LTM Consolidated EBITDA or the Consolidated Secured Leverage Ratio under clause (1) above is being refinanced under clause (1) above and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such Indebtedness shall be deemed to have been incurred under such clause (1) so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus amounts permitted by the next sentence. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1), (8), (12) or (14)(I) of Section 4.07(b) above shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs, accrued and unpaid interest and dividends, fees and expenses in connection with such refinancing. In the case of any Indebtedness, Disqualified Stock or preferred stock incurred to refinance Indebtedness, Disqualified Stock or preferred stock initially incurred in reliance on the second proviso in Section 4.07(a) or clauses (4), (8), (12), (14)(I), (24) or (25) of Section 4.07(b), measured by reference to a percentage of LTM Consolidated EBITDA at the time of incurrence, where such refinancing would cause the percentage of LTM Consolidated EBITDA restriction to be exceeded if calculated based on the percentage of LTM Consolidated EBITDA on the date of such refinancing, such percentage of LTM Consolidated EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or preferred stock does not exceed the principal amount of such Indebtedness or liquidation preference of such Disqualified Stock or preferred stock being refinanced, plus any additional amounts permitted pursuant to the immediately preceding sentence in connection with such refinancing.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Disqualified Stock, preferred stock or Liens or the making of any Restricted Payment, Permitted Investments or Asset Sale, the U.S. dollar equivalent principal amount of the relevant Indebtedness, Disqualified Stock, preferred stock, Lien, Restricted Payment, Investment or Asset Sale denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock, preferred stock or Lien was incurred, in the case of term debt, or first committed, in the case of revolving credit debt or such Restricted Payment, Investment or Asset Sale was made; provided that if such Indebtedness, Disqualified Stock or preferred stock is incurred to Refinance other Indebtedness, Disqualified Stock or preferred stock denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness or liquidation preference of such Disqualified Stock or preferred stock being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

(e) The principal amount of any Indebtedness or liquidation preference of any Disqualified Stock or preferred stock incurred to Refinance other Indebtedness, Disqualified Stock or preferred stock, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or preferred stock is denominated that is in effect on the date of such Refinancing.

(f) This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness or Pari Passu Indebtedness as subordinated or junior to any other Senior Indebtedness or Pari Passu Indebtedness, respectively, merely because it has a junior priority with respect to the same collateral.

SECTION 4.08. [Reserved].

SECTION 4.09. Limitation on Restricted Payments.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Parent Guarantor’s or any Restricted Subsidiary’s Equity Interests, other than:

(A) dividends or distributions by the Parent Guarantor payable in Equity Interests (other than Disqualified Stock, unless such Disqualified Stock has been issued in compliance with Section 4.07 hereof) of the Parent Guarantor, or

(B) dividends or distributions by a Restricted Subsidiary of the Parent Guarantor so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary of the Parent Guarantor other than a Wholly-Owned Subsidiary, the Parent Guarantor or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor, including in connection with any merger or consolidation, in each case held by a person other than the Parent Guarantor or a Restricted Subsidiary;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Parent Guarantor or any Restricted Subsidiary, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 4.07(b); or

(B) the purchase, repurchase, redemption, defeasement or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasement or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a Pro Forma Basis, the Parent Guarantor could incur $1.00 of additional Indebtedness under Section 4.07(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor and its Restricted Subsidiaries after the Escrow Release Date (including Restricted Payments permitted by clause (1) of Section 4.09(b) but excluding all other Restricted Payments permitted by Section 4.09(b)), is less than the sum of (without duplication):

(i) 50% of the Consolidated Net Income of the Parent Guarantor for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Escrow Release Date occurs to and including the last day of the Parent Guarantor’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 4.03 hereof, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Parent Guarantor, including in connection with any merger or consolidation, since immediately after the Escrow Release Date (other than in connection with the Transactions) from the issue or sale of Equity Interests of the Parent Guarantor or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Equity Interests issued or sold in connection with the Transactions) of the Parent Guarantor subsequent to the Escrow Release Date, provided that this clause (ii) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Parent Guarantor sold to a Restricted Subsidiary or any employee plan of the Parent Guarantor or any Restricted Subsidiary, as the case may be, (c) Disqualified Stock (or Indebtedness that has been converted or exchanged into Disqualified Stock) or (d) Excluded Contributions; plus

(iii) the amount by which Disqualified Stock of the Parent Guarantor or Indebtedness of the Parent Guarantor or its Restricted Subsidiaries is reduced on the Parent Guarantor’s consolidated balance sheet upon the conversion or exchange subsequent to the Escrow Release Date of Disqualified Stock of the Parent Guarantor or any Indebtedness of the Parent Guarantor or the Restricted Subsidiaries (other than Indebtedness held by the Parent Guarantor or a Subsidiary of the Parent Guarantor) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent Guarantor ; plus

(iv) the aggregate amount equal to the net reduction in Investments resulting from (x) dividends in Cash Equivalents or other returns, profits, distributions and similar amounts on any Restricted Investment made by the Parent Guarantor and the Restricted Subsidiaries, including from the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of Restricted Investments made by the Parent Guarantor and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Guarantor and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Parent Guarantor or its Restricted Subsidiaries, in each case, after the Escrow Release Date, not to exceed in any such case the aggregate amount of Restricted Investments made by the Parent Guarantor or any Restricted Subsidiary after the Escrow Release Date or (y) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Parent Guarantor or any Restricted Subsidiary from any Unrestricted Subsidiary, or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments made by the Parent Guarantor or any Restricted Subsidiary in such Unrestricted Subsidiary after the Escrow Release Date; plus

(v) the greater of (x) $115.0 million and (y) 40.0% of LTM Consolidated EBITDA;

provided, however, that the calculation under the immediately preceding clauses (i) through (iv) shall not include any amounts attributable to, or arising in connection with, the Transactions.

(b) The foregoing provisions shall not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have not been prohibited by the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Parent Guarantor or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Parent Guarantor, in exchange for, or out of the proceeds of a sale (other than to a Restricted Subsidiary) made within 180 days of, Equity Interests of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor to the extent contributed to the Parent Guarantor (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the prepayment, exchange, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Parent Guarantor or a Restricted Subsidiary made in exchange for, or out of the proceeds of a sale made within 180 days of, new Indebtedness of the Parent Guarantor or a Restricted Subsidiary that is incurred in compliance with Section 4.07 so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C) such new Indebtedness has a final scheduled maturity date, or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date, or mandatory redemption date, of the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement, cancellation or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Parent Guarantor, any Subsidiary of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor held by any future, present or former employee, director, manager, officer or consultant of the Parent Guarantor, any of its Subsidiaries or any direct or indirect parent company of the Parent Guarantor pursuant to any equity plan or stock option plan or any other benefit plan or agreement, or any stock subscription or shareholder agreement (including any principal and interest payable on any Indebtedness issued by the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor in connection with the Transactions; provided, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year the greater of (x) $25.0 million and (y) 8.75% of LTM Consolidated EBITDA (with unused amounts being carried over to the succeeding fiscal years, subject to an aggregate cap of up to $50.0 million in any fiscal year under this clause (4)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent Guarantor and, to the extent contributed to the Parent Guarantor, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Parent Guarantor, in each case to any future, present or former employees, directors, managers or consultants of the Parent Guarantor, any of its Subsidiaries or any direct or indirect parent company of the Parent Guarantor that occurs after the Escrow Release Date; plus

(B) the cash proceeds of key man life insurance policies received by the Parent Guarantor and the Restricted Subsidiaries after the Escrow Release Date, less

(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 4.09(b)(4);

provided that the Parent Guarantor may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this Section 4.09(b)(4) in any calendar year; and provided further that cancellation of Indebtedness owing to the Parent Guarantor or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Parent Guarantor (or any permitted transferee thereof), any direct or indirect parent company of the Parent Guarantor or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent Guarantor or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 4.07 to the extent such dividends are included in the definition of Fixed Charges;

(6) [Reserved];

(7) Investments in Unrestricted Subsidiaries and joint ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding not to exceed the greater of (x) $60.0 million and (y) 20.0% of LTM Consolidated EBITDA at the time of such Investment (with the Fair Market Value of each Investment determined in good faith by the Parent Guarantor and being measured at the time made and without giving effect to subsequent changes in value);

(8) Restricted Payments made or expected to be made by the Parent Guarantor or any Restricted Subsidiary in respect of withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) [Reserved];

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) that are at the time outstanding not to exceed the greater of (x) $140.0 million and (y) 50.0% of LTM Consolidated EBITDA; provided that, at the time of any such Restricted Payment made pursuant to this clause (10), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, that immediately after giving effect to any such Restricted Payment made pursuant to this clause (10), on a Pro Forma Basis, the Parent Guarantor could incur $1.00 of additional Indebtedness under the provisions of Section 4.07(a);

(11) distributions or payments of Receivables Fees;

(12) repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to acquire Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or portion of the exercise price thereof or withholding Taxes payable with respect thereto;

(13) the repurchase, redemption or other acquisition for value of Equity Interests of the Parent Guarantor deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Parent Guarantor, or upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities, in each case, not prohibited under this Indenture;

(14) the distribution, by dividend or otherwise, of Equity Interests or other securities of, or Indebtedness owed to the Parent Guarantor or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Cash Equivalents);

(15) (i) for any taxable period for which the Parent Guarantor and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or non-U.S. income Tax purposes of which the Parent Guarantor is the common parent, Restricted Payments may be made in an amount not in excess of the U.S. federal, state, local or non-U.S. income Taxes that the Parent Guarantor and/or its applicable Subsidiaries would have paid had the Parent Guarantor and/or such Subsidiaries been a stand-alone taxpayer (or a stand-alone group); provided that Restricted Payments by the Parent Guarantor or a Restricted Subsidiary in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Parent Guarantor or any of its Restricted Subsidiaries for such purpose and (ii) payments pursuant to and required under the Tax Matters Agreement;

(16) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 5 hereof;

(17) any Restricted Payments attributable to, or arising in connection with, (i) the Transactions, including the Distribution Date Payment and the Post-Distribution Payment and (ii) any other transactions pursuant to agreements or arrangements in effect on the Escrow Release Date on substantially the terms described in the Offering Memorandum or any amendment, modification or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Parent Guarantor and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement or arrangement described in the Offering Memorandum;

(18) (i) the declaration and payment of dividends on ADI Preferred Stock in an amount per annum up to 7% of the liquidation preference thereof existing on the Escrow Release Date and (ii) the redemption, repurchase, retirement or other acquisition of ADI Preferred Stock so long as immediately after giving effect thereto, the Consolidated Total Leverage Ratio of the Parent Guarantor and the Restricted Subsidiaries is equal to or less than 3.50 to 1.00;

(19) the declaration and payment of dividends on, or the redemption, repurchase, retirement or other acquisition of, the Parent Guarantor’s Equity Interests (or the payment of dividends to any direct or indirect parent of the Parent Guarantor to fund the payment by any direct or indirect parent of the Parent Guarantor of dividends on, or the redemption, repurchase, retirement or other acquisition of, such entity’s Equity Interests) of up to 6% of Market Capitalization per annum;

(20) Restricted Payments that are made with Excluded Contributions; and

(21) any Restricted Payment so long as immediately after giving effect to the making thereof, the Consolidated Total Leverage Ratio of the Parent Guarantor and its Restricted Subsidiaries is equal to or less than 3.00 to 1.00;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clause (21) of this Section 4.09(b), no Default shall have occurred and be continuing.

(c) If any Restricted Payment or Investment (or a portion thereof) would be permitted pursuant to one or more provisions of this Section 4.09 and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Parent Guarantor may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 4.09 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.

(d) The Parent Guarantor shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, subject to clause (a) of the proviso of the second sentence in the definition of “Unrestricted Subsidiary,” all outstanding Investments by the Parent Guarantor and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this Section 4.09 and/or under the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture. The Parent Guarantor will not designate any of its Subsidiaries as an Unrestricted Subsidiary until after the Escrow Release Date.

SECTION 4.10. Liens.

The Parent Guarantor shall not, and shall not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Parent Guarantor, the Issuer or any Subsidiary Guarantor, unless the Notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.10 may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon (i) the release and discharge of the Lien that gave rise to the obligation to secure the Notes (the “Initial Lien”) or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Parent Guarantor of the property or assets secured by the Initial Lien, or of all of the Capital Stock held by the Parent Guarantor or any Restricted Subsidiary in, or all or substantially all the assets of, any Subsidiary Guarantor creating such Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 4.11. Change of Control.

(a) If a Change of Control occurs after the Escrow Release Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice with respect to all the Outstanding Notes pursuant to Article 3 or Section 8.06, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. No later than 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first class mail or overnight mail or electronic delivery, with a copy to the Trustee sent in the same manner, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of the Depositary, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, electronic transmission (in PDF), facsimile transmission or letter (sent in the same manner provided in the Change of Control Offer) setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is purchasing less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 4.11, that a Holder must follow.

(b) While the Notes are in the form of Global Notes and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder shall exercise its option to elect for the purchase of the Notes through the facilities of the Depositary subject to its rules and regulations.

(c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Registrar for cancellation the Notes so accepted together with an Officer’s Certificate stating that all Notes or portions thereof have been tendered to and purchased by the Issuer.

(e) In the event that the Issuer makes a Change of Control Payment, the Paying Agent shall promptly pay by wire transfer to each Holder of the Notes the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate a new Note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all such Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(g) For the avoidance of doubt, the provisions under this Section 4.11 related to the Issuer’s obligations to make a Change of Control Offer, including to the definition of “Change of Control”, may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

SECTION 4.12. Corporate Existence.

Except as otherwise permitted by Article 5 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

SECTION 4.13. Future Guarantors.

(a) On and after the Escrow Release Date, the Parent Guarantor shall cause each of its Domestic Subsidiaries that is also a Restricted Subsidiary (other than the Issuer) that incurs any Indebtedness, or guarantees the payment of any Indebtedness incurred, pursuant to the Senior Secured Credit Facilities, to, on the Escrow Release Date, in the case of any Domestic Subsidiary that is also a Restricted Subsidiary (other than the Company) that incurs any Indebtedness, or guarantees the payment of any Indebtedness incurred, pursuant to the Senior Secured Credit Facilities on the Escrow Release Date, and, in all other cases, within 30 days of such incurrence or guarantee, execute and deliver a supplemental indenture, substantially in the form attached as Exhibit D or Exhibit E hereto, as the case may be, to this Indenture providing for a Guarantee by such Domestic Subsidiary. Further, the Parent Guarantor may cause any Restricted Subsidiary to become a Subsidiary Guarantor at its election.

(b) Any such Guarantee shall be released in accordance with Article 10.

SECTION 4.14. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

From and after the Escrow Release Date, the Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Parent Guarantor or any Restricted Subsidiary on its Capital Stock or (2) pay any Indebtedness owed to the Parent Guarantor or any Restricted Subsidiary;

(b) make loans or advances to the Parent Guarantor or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Parent Guarantor or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Escrow Release Date, if on substantially the terms described in the Offering Memorandum, including those arising under the Senior Secured Credit Facilities, this Indenture, the Notes or the Guarantees;

(2) purchase money obligations for property acquired in the Ordinary Course of Business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Parent Guarantor or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(5) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Parent Guarantor pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(6) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.07 and 4.10 that apply only to the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the Ordinary Course of Business;

(8) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Escrow Release Date pursuant to Section 4.07;

(9) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(10) customary provisions contained in agreements and instruments, including but not limited to leases, subleases, licenses, sublicenses or similar agreements, in each case, entered into in the Ordinary Course of Business;

(11) customary provisions that arise or are agreed to in the Ordinary Course of Business and do not detract from the value of property or assets of the Parent Guarantor or any Restricted Subsidiary in any manner material to the Parent Guarantor or such Restricted Subsidiary;

(12) Hedging Obligations;

(13) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Parent Guarantor, are necessary or advisable to effect in connection with such Receivables Facility; and

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Guarantor, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.14: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Parent Guarantor or a Restricted Subsidiary to other Indebtedness incurred by the Parent Guarantor or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.15. Asset Sales.

(a) Following the Escrow Release Date, the Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1) the Parent Guarantor or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (as determined in good faith by the Parent Guarantor at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, with respect to any Asset Sale with a purchase price in excess of the greater of (x) $75.0 million and (y) 25.0% of LTM Consolidated EBITDA, at least 75% of the consideration from such Asset Sale received by the Parent Guarantor or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as reflected on the Parent Guarantor’s most recent consolidated balance sheet, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent Guarantor’s consolidated balance sheet if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Parent Guarantor) of the Parent Guarantor, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Parent Guarantor and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(B) any securities, notes or other obligations or assets received by the Parent Guarantor or such Restricted Subsidiary from such transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(C) any Designated Non-cash Consideration received by the Parent Guarantor or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) not to exceed the greater of (x) $60.0 million and (y) 20.0% of LTM Consolidated EBITDA, with the Fair Market Value of each item of Designated Non-cash Consideration (as determined in good faith by the Parent Guarantor) being measured at the time received and without giving effect to subsequent changes in value, shall, in each case, be deemed to be cash for purposes of this provision and for no other purpose.

(b) Within 365 days after the Parent Guarantor’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (the “Asset Sale Proceeds Application Period”), the Parent Guarantor or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1) (a) to repay, prepay, purchase, repurchase or redeem any Secured Indebtedness (including the Senior Secured Credit Facilities) of the Issuer or any Guarantor, or any Indebtedness that would appear as a liability upon a balance sheet of a Restricted Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Parent Guarantor or a Restricted Subsidiary); provided, however, that in connection with any repayment, prepayment, purchase, repurchase or redemption of Indebtedness pursuant to this clause (a), the Parent Guarantor or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid, prepaid, purchased, repurchased or redeemed; or (b) to repay, prepay, purchase, repurchase or redeem the Notes and any Pari Passu Indebtedness; provided, however, that in connection with any repayment, prepayment, purchase, repurchase or redemption of Pari Passu Indebtedness pursuant to this clause (b), the Issuer shall equally and ratably reduce obligations under the notes as provided under Section 3.07, through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(2) to reinvest in Additional Assets or make capital expenditures (including by means of an investment in Additional Assets or a capital expenditure by a Restricted Subsidiary with Net Proceeds received by the Parent Guarantor or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Sale and the date of receipt of such Net Proceeds, provided that the Parent Guarantor and its Restricted Subsidiaries shall be deemed to have complied with this clause (2) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Parent Guarantor or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (2) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Parent Guarantor or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds; or

(3) any combination of the foregoing.

(c) Notwithstanding any other provisions of this Section 4.15, (i) to the extent that the application of any or all of the Net Proceeds of any Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor (a “Non-Guarantor Disposition”) (A) is (x) prohibited or delayed by or would violate or conflict with applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other organizational or administrative impediments from being repatriated to the United States (including for the avoidance of doubt restrictions, prohibitions or impediments relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming and/or cross-streaming of cash or Cash Equivalents intra-group and relating to the fiduciary and/or statutory duties of the directors (or equivalent Persons) of the Parent Guarantor and/or any of its Subsidiaries) or would conflict with the fiduciary and/or statutory duties of such Subsidiary’s directors (or equivalent Persons), or (B) would result in, or could reasonably be expected to result in, a risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Subsidiary, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this Section 4.15, and such amounts may be retained by the applicable Restricted Subsidiary that is not a Subsidiary Guarantor; provided that if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this covenant or (ii) to the extent that the Parent Guarantor has determined in good faith that repatriation of any or all of the Net Proceeds of any Non-Guarantor Disposition could have a material adverse tax or cost consequence with respect to the Parent Guarantor or any of the Parent Guarantor’s direct or indirect Subsidiaries (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Parent Guarantor, any direct or indirect parent entity or owners of the Parent Guarantor or any of the Parent Guarantor’s direct or indirect Subsidiaries or any of their respective Affiliates and/or their equityholders would incur a material tax liability, including as a result of a tax dividend, a deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected may be retained by the applicable Restricted Subsidiary that is not a Subsidiary Guarantor and an amount equal to such Net Proceeds will not be required to be applied in compliance with this Section 4.15. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Indenture shall be construed to require the Parent Guarantor or any Subsidiary to repatriate cash.

(d) If the Parent Guarantor or a Restricted Subsidiary has not applied an amount equal to such Net Proceeds from any Asset Sale as provided and within the time period set forth above, then, in lieu of applying such amount in such manner, such unapplied amount (it being understood that any amount used to make an offer to purchase Notes as set forth in Section 4.15(b)(1), shall be deemed to have been so applied whether or not such offer is accepted and such amount shall not constitute Excess Proceeds (any amounts that do not constitute Excess Proceeds as a result of this parenthetical, “Retained Asset Sale Proceeds”)) will be deemed to constitute “Excess Proceeds”; provided that, if (1) the Consolidated Secured Leverage Ratio of the Parent Guarantor is less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00 at the time of receipt of such Net Proceeds or at any time during such time period, an amount equal to 50% of the Net Proceeds from such Asset Sale shall not be required to be applied as set forth in Section 4.15(b) and shall not constitute Excess Proceeds and 50% of any existing Excess Proceeds shall no longer constitute Excess Proceeds, and (2) the Consolidated Secured Leverage Ratio of the Issuer is less than or equal to 2.50 to 1.00 at the time of receipt of such Net Proceeds or at any time during such time period, none of the amount equal to the Net Proceeds from such Asset Sale shall be required to be applied as set forth in clauses (1)-(3) above or constitute Excess Proceeds and any existing Excess Proceeds shall no longer constitute Excess Proceeds (any amounts that do not constitute Excess Proceeds, or no longer constitute Excess Proceeds, as a result of the application of clause (1) or clause (2) of this proviso, together with any Retained Asset Sale Proceeds, “Available Proceeds”).

Within 30 Business Days after the date that the balance of any Excess Proceeds exceeds $150.0 million, the Issuer shall make an offer to all Holders of the Notes, and, if the Issuer or any Guarantor elects, or is required by the terms of any Pari Passu Indebtedness of the Issuer or any such Guarantor, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness (with respect to the Notes only) in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Parent Guarantor or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Parent Guarantor or such Restricted Subsidiary shall cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid.

The Issuer shall commence an Asset Sale Offer for the Notes by transmitting electronically or by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer), the Issuer may use any remaining Excess Proceeds (or such amount offered) as well as any Available Proceeds in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall determine the aggregate principal amount of Notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered, and the Notes to be purchased or repaid shall be selected by lot or such similar method in accordance with the applicable procedures of the Depositary; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

An Asset Sale Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes and/or the Guarantees (but the Asset Sale Offer may not condition tenders on the delivery of such consents).

(e) Pending the final application of any Net Proceeds pursuant to this Section 4.15, the Parent Guarantor or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by this Indenture.

(f) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(g) For the avoidance of doubt, the provisions of Section 4.15 relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes Outstanding.

SECTION 4.16. [Reserved.]

SECTION 4.17. Limitations on Transactions with Affiliates.

(a) From and after the Escrow Release Date, the Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Guarantor (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) in the case of an Affiliate Transaction including aggregate payments or consideration in excess of $75.0 million, the Issuer delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 4.17(a)(1).

(b) The foregoing provisions shall not apply to the following:

(1) (i) transactions between or among the Parent Guarantor or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (ii) any merger or consolidation of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor; provided that in the case of this clause (ii), such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Parent Guarantor and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by Section 4.09 and the definition of “Permitted Investments”;

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Parent Guarantor, any direct or indirect parent company of the Parent Guarantor or any Restricted Subsidiary;

(4) transactions in which the Parent Guarantor or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Parent Guarantor or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5) transactions pursuant to agreements or arrangements in effect on the Escrow Release Date or, on substantially the terms described in the Offering Memorandum or pursuant to the Spin-Off Documents (including the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions) or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Parent Guarantor and the Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Escrow Release Date or pursuant to the Spin-Off Documents;

(6) the existence of, or the performance by the Parent Guarantor or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Escrow Release Date (on substantially the terms described in the Offering Memorandum) and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Parent Guarantor or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Escrow Release Date, as applicable, shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(7) any transaction in the Ordinary Course of Business and otherwise not prohibited by the terms of this Indenture that is fair to the Parent Guarantor and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Parent Guarantor or the senior management thereof, or is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Parent Guarantor and the granting and performance of customary registration rights;

(9) sales of accounts receivable, or participations therein or other transactions, in connection with any Receivables Facility;

(10) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers or consultants of the Parent Guarantor, any direct or indirect parent company of the Parent Guarantor or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, manager or consultants which, in each case, are approved by the Parent Guarantor in good faith;

(11) payments to any future, current or former employee, director, manager, officer, manager or consultant of the Parent Guarantor, any of its Subsidiaries or any direct or indirect parent company of the Parent Guarantor pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment and severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Parent Guarantor in good faith;

(12) any transaction with a Person which would constitute an Affiliate Transaction solely because the Parent Guarantor or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(13) any lease entered into between the Parent Guarantor or any Restricted Subsidiary, as lessee, and any Affiliate of the Parent Guarantor, as lessor, in the Ordinary Course of Business;

(14) intellectual property licenses in the Ordinary Course of Business;

(15) transactions between the Parent Guarantor or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of the Parent Guarantor or any other direct or indirect parent of the Parent Guarantor; provided, however, that such director abstains from voting as a director of the Parent Guarantor or such direct or indirect parent of the Parent Guarantor, as the case may be, on any matter involving such other Person;

(16) pledges of Equity Interests of Unrestricted Subsidiaries;

(17) transactions with joint ventures entered into in the Ordinary Course of Business, or approved by a majority of the board of directors of the Parent Guarantor;

(18) payments made pursuant to any customary tax consolidation and grouping arrangements;

(19) transactions contemplated under Section 4.07(b)(19);

(20) (i) investments by Affiliates in securities or loans or other Indebtedness (or commitments thereof) of the Parent Guarantor or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Parent Guarantor or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Affiliates in respect of securities or loans or other Indebtedness (or commitments thereof) of the Parent Guarantor or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Parent Guarantor and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(21) transactions with joint ventures and/or Unrestricted Subsidiaries for the purchase or sale of goods, equipment, products, parts and services entered into in the Ordinary Course of Business (with respect to joint ventures or Unrestricted Subsidiaries, as applicable) followed by companies in the industry of the Parent Guarantor and its Subsidiaries;

(22) transactions with any Debt Fund Affiliate in its capacity as a party to any agreement, document or instrument governing or relating to any Indebtedness permitted to be incurred pursuant to this Indenture to the extent such Debt Fund Affiliate is being treated no more favorably than all other investors or lenders thereunder; and

(23) the Transactions.

SECTION 4.18. Suspension of Covenants.

(a) During any period of time following the Escrow Release Date that: (1) the Notes have Investment Grade Ratings from at least two of the Rating Agencies (the “Investment Grade Status”) and (2) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Parent Guarantor and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

(A) Section 4.07;

(B) Section 4.09;

(C) Section 4.13;

(D) Section 4.14;

(E) Section 4.15;

(F) Section 4.17; and

(G) Section 5.01(a)(4) and Section 5.03(a)(4).

(collectively, the “Suspended Covenants”). Solely for the purpose of determining the amount of Permitted Liens under Section 4.10 during any Suspension Period (as defined below) and without limiting the Parent Guarantor’s or any Restricted Subsidiary’s ability to incur Indebtedness during any Suspension Period, to the extent that calculations in Section 4.10 (including the definition of “Permitted Liens”) refer to Section 4.07, such calculations shall be made as though Section 4.07 remains in effect during the Suspension Period. Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds shall be set at zero. In the event that the Parent Guarantor and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes lose the Investment Grade Status, then the Parent Guarantor and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Parent Guarantor or any of its Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during the Suspension Period, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Date or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Date or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder of Notes upon request.

(b) On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be deemed to have been incurred or issued on the Escrow Release Date, so that it is classified as permitted pursuant to Section 4.07(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.09 shall be made as though Section 4.09 had been in effect since the Escrow Release Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.09(a). However, notwithstanding the foregoing, the items specified in Section 4.09(a)(C)(i) through Section 4.09(a)(C)(iv) if occurring during the Suspension Period will increase the amount available to be made as Restricted Payments under such section. All Investments made during the Suspension Period will be classified to have been made under clause (5) of the definition of “Permitted Investments.” No Subsidiary of the Parent Guarantor shall be required to comply with Section 4.13 hereof after such reinstatement with respect to any guarantee or obligation entered into by such Subsidiary during any Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant Section 4.17(b)(5). Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in Section 4.14(a) through (c) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to the exception contained in paragraph (1) of Section 4.14.

(c) The Issuer shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Issuer shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 5.01. Issuer May Consolidate, Etc., Only on Certain Terms.

(a) From and after the Escrow Release Date, the Issuer shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (i) the Issuer is the surviving Person or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (in each of (i) and (ii), such Person, as the case may be, being herein called the “Successor Issuer”);

(2) the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period.

(A) the Successor Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a) or

(B) the Fixed Charge Coverage Ratio for the Parent Guarantor and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Parent Guarantor and the Restricted Subsidiaries immediately prior to such transaction; and

(5) in the case of Section 5.01(a)(1)(ii), the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, are authorized or permitted by this Indenture and an Opinion of Counsel stating that this Indenture constitutes the legal, valid, binding and enforceable obligation of the Successor Issuer.

(b) The Successor Issuer will succeed to, and be substituted for, the Issuer, under this Indenture and the Notes and the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes.

(c) Notwithstanding clauses (3) and (4) of Section 5.01(a):

(1) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer;

(2) the Issuer may consolidate or merge with or into or transfer all or substantially all its properties and assets to an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction within the laws of the United States, any state thereof or the District of Columbia; and

(3) the Issuer may convert into a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia.

SECTION 5.02. Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

(a) Subject to Section 10.05, from and after the Escrow Release Date, no Subsidiary Guarantor shall, and the Parent Guarantor shall not permit any such Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) (i) such Subsidiary Guarantor is the surviving Person or (ii) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (in each of (i) and (ii), such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments; and

(C) immediately after such transaction, no Event of Default shall have occurred and be continuing; or

(2) the transaction is an Asset Sale that is made in a manner not prohibited by Section 4.15.

(b) to Section 10.05, in the case of Section 5.02(1) above, the Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and, in the case of either Section 5.02(1) or (2), such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee.

(c) Notwithstanding the foregoing provisions of this Section 5.02, any Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor (including another Person who becomes a Guarantor concurrently with the transaction) or the Issuer, (ii) merge with an Affiliate of the Parent Guarantor solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor under the laws of the United States, any state thereof or the District of Columbia or (iii) convert into a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia.

SECTION 5.03. Parent Guarantor May Consolidate, Etc., Only on Certain Terms.

(a) From and after the Escrow Release Date, the Parent Guarantor shall not consolidate or merge with or into or wind up into (whether or not the Parent Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (i) the Parent Guarantor is the surviving Person or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (in each of (i) and (ii), such Person, as the case may be, being herein called the “Successor Parent Guarantor”);

(2) the Successor Parent Guarantor, if other than the Parent Guarantor, expressly assumes all the obligations of the Parent Guarantor under this Indenture and the Parent Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Event of Default shall have occurred and be continuing; and

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A) the Successor Parent Guarantor would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a), or

(B) the Fixed Charge Coverage Ratio for the Successor Parent Guarantor and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Parent Guarantor and the Restricted Subsidiaries immediately prior to such transaction.

(b) Subject to Section 10.05, the Successor Parent Guarantor will succeed to, and be substituted for, the Parent Guarantor under this Indenture and the Parent Guarantor’s Guarantee and the Parent Guarantor will automatically be released and discharged from its obligations under this Indenture and the Parent Guarantor’s Guarantee.

(c) Notwithstanding the foregoing provisions of this Section 5.03, (i) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Parent Guarantor and (ii) the Parent Guarantor may (x) merge into or transfer all or part of its properties and assets to another Guarantor (including another Person who becomes a Guarantor concurrently with the transaction) or the Issuer, (y) merge with an Affiliate of the Parent Guarantor solely for the purpose of reincorporating or reorganizing the Parent Guarantor under the laws of the United States, any state thereof or the District of Columbia or (z) convert into a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia.

SECTION 5.04. The Transactions.

Notwithstanding anything herein to the contrary, the Transactions (including, without limitation, the Merger and the Assumption) and all transactions in connection therewith shall be permitted under this Article 5.

ARTICLE 6

REMEDIES

SECTION 6.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) the failure by the Issuer or any Guarantor for 60 days (or 90 days with respect to the failures relating to Section 4.03) after the receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in this Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any Restricted Subsidiary or the payment of which is guaranteed by the Parent Guarantor or any Restricted Subsidiary, other than Indebtedness owed to the Parent Guarantor or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $70.0 million or more at any one time outstanding;

(5) the failure by the Parent Guarantor or any Significant Subsidiary to pay final judgments aggregating in excess of $70.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) any of the following events with respect to the Parent Guarantor or any Significant Subsidiary:

(A) the Parent Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; and

(iv) takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Parent Guarantor or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Parent Guarantor or any Significant Subsidiary or all or substantially all of its property;

(iii) orders the winding up or liquidation of the Parent Guarantor or any Significant Subsidiary; and

(iv) remains unstayed and in effect for 60 days;

(7) the Guarantee of the Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force (except as contemplated by the terms thereof or this Indenture) and effect or be declared null and void or any responsible officer of the Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture; or

(8) the failure by the Escrow Issuer to comply with, or the breach of, any material provision of the Escrow Agreement on or prior to the Escrow Release Date.

provided that a Default under clause (3), (4), (5), (7) or (8) above will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to clauses (3) or (5), the Issuer does not cure such Default within the time specified in clause (3) or (5) after receipt of such notice.

SECTION 6.02. Acceleration of Maturity; Rescission and Annulment.

(a) If any Event of Default (other than an Event of Default specified in Section 6.01(6) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes issued under this Indenture may, and the Trustee at the request of the Holders of 30% in principal amount of the Outstanding Notes shall (subject to receiving indemnity, prefunding and/or security to its satisfaction), declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately; provided that no such declaration may be made with respect to any action taken, and reported publicly or to Holders, more than two years prior to such declaration. Any notice of Default under clauses (3), (4), (5), (7) or (8) of Section 6.01, notice of acceleration with respect to an Event of Default under clauses (3), (4), (5), (7) or (8) of Section 6.01, instruction to the Trustee to provide a notice of Default under clauses (3), (4), (5), (7) or (8) of Section 6.01, instruction to the Trustee to provide notice of acceleration with respect to an Event of Default under clauses (3), (4), (5), (7) or (8) of Section 6.01 or instruction to the Trustee to take any other action with respect to an alleged Default or Event of Default under clauses (3), (4), (5), (7) or (8) of Section 6.01 (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee, if applicable, that such Holder is not (or, in the case such Holder is DTC or DTC’s nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (the “Position Representation”), which representation, in the case of a Noteholder Direction relating to delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or DTC’s nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or DTC’s nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If an Event of Default occurs and is continuing, the Trustee may, and at the written request of Holders representing at least 30% in aggregate principal amount of the Notes then outstanding shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction), pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Escrow Agreement. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

(b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and the Issuer provides to the Trustee an Officer’s Certificate certifying that the Issuer has (i) a good faith reasonable basis to believe that one or more Directing Holders were at any relevant time in breach of their Position Representation or their Verification Covenant and (ii) initiated proceedings in a court of competent jurisdiction seeking a determination that such Directing Holders were, at such time, in breach of their Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and nonappealable determination of a court of competent jurisdiction on such matter. If such Officer’s Certificate has been delivered to the Trustee, the Trustee, shall refrain from acting in accordance with such Noteholder Direction until such time as the Issuer provides to the Trustee an Officer’s Certificate stating that (i) such Directing Holders have satisfied their Verification Covenant or (ii) such Directing Holders have failed to satisfy its Verification Covenant, and during such time the cure period with respect to any Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Directing Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Holder may have offered or provided to the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, and any related acceleration rescinded, and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such alleged Default or Event of Default, shall not be permitted to act thereon and shall be restricted from accepting and acting on any future Noteholder Direction in relation to such Event of Default. If the Directing Holder has satisfied its Verification Covenant, then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuer (as described above). The Trustee shall be entitled to conclusively rely on any Noteholder Direction or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein

(c) Notwithstanding anything in Section 6.02(a) or (b) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with Section 6.02(a) or (b). Each Holder by accepting a Note acknowledges and agrees that the Trustee shall not be liable to any person for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officer’s Certificate or (iv) its duties under this Indenture, as the Trustee may determine in its sole discretion. The Trustee shall not have any obligation (i) to monitor, investigate, verify or otherwise determine if a Holder has a Net Short position, (ii) investigate the accuracy or authenticity of any Position Representation, (iii) inquire if the Issuer will seek action to determine if a Directing Holder has breached its Position Representation, (iv) enforce any Verification Covenant, (v) monitor any court proceedings undertaken in connection therewith, (vi) monitor or investigate whether any Default or Event of Default has been publicly reported or (vii) otherwise make any calculations, investigations or determinations with respect to any Derivative Instruments, Net Short position, Long Derivative Instrument, Short Derivative Instrument or otherwise. Upon the effectiveness of a declaration under Section 6.02, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(6) above with respect to the Issuer, all Outstanding Notes shall become due and payable without further action or notice.

(d) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences with respect to the Notes, so long as such recission and annulment would not conflict with any judgment of a court of competent jurisdiction and all amounts owing to the Trustee have been repaid.

(e) Notwithstanding Section 6.02(d), in the event of any Event of Default specified in Section 6.01(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 Business Days after such Event of Default arose,

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(3) the default on such Indebtedness or guarantee that is the basis for such Event of Default has been waived or cured.

(f) Any Default or Event of Default resulting from the failure to deliver a notice, report or certificate under this Indenture shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist and/or be cured (including pursuant to this paragraph).

(g) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action.

(h) Any Default or Event of Default for the failure to comply with the time periods prescribed in this Indenture to deliver any notice, report or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such provision or such notice, report or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

(i) Each of the parties to this Indenture agree that any court of competent jurisdiction may (x) extend or stay any grace period set forth in this Indenture prior to when any actual or alleged Default becomes an actual or alleged Event of Default or (y) stay the exercise of remedies by the Trustee or Holders contemplated by this Indenture or otherwise upon the occurrence of an actual or alleged Event of Default, in each case of clauses (x) and (y), in accordance with the requirements of applicable law.

SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.04. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05. Application of Money Collected. If the Trustee collects any money pursuant to this Article (including any proceeds of the Escrow Account pursuant to Section 3(c) of the Escrow Agreement), it shall pay out the money in the following order:

First: to the Trustee, the Agents, their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities (including, indemnity payments) incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.05.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 30% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide, to the Trustee security, prefunding and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security, prefunding and/or indemnity satisfactory to the Trustee against any loss, liability or expense; and

(e) within such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

SECTION 6.07. Control by Holders. Except as otherwise provided herein, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

SECTION 6.08. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and interest on the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.10. Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default is received by the Trustee as set forth in Section 6.01 and such notice references this Indenture.

(h) [Reserved].

(i) The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with, the Issuer’s covenants herein.

(j) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02. Rights of the Trustee.

(a) The Trustee may conclusively rely upon any document and notice believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, unless a provision of this Indenture makes reference to one or the other of an Officer’s Certificate or Opinion of Counsel, in which case the Trustee may require such referred to document only. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) [Reserved].

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security, prefunding and/or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. The Trustee shall not be liable to any person for having acted on instruction or direction provided to it by Holders with respect to this Indenture, the Notes and the Escrow Agreement.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer during normal business hours and upon reasonable notice, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents or attorneys, and the Trustee shall not be responsible for supervising or monitoring or for any willful misconduct or gross negligence on the part of any delegate, agent or attorney appointed with due care by it under this Indenture.

(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(j) The rights, privileges, protections, immunities; limitations of liabilities, diaclaimers and benefits given to the Trustee under this Article 7, including, without limitation, its right to be indemnified and to resign, are extended to, and shall be enforceable by, U.S. Bank Trust Company, National Association in each of its capacities hereunder as an Agent, and to each agent, Custodian and other Person employed to act hereunder.

(k) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(m) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), whether or not foreseeable, even if the Issuer has been advised as to the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 7.01(h) shall survive the resignation or removal of the Trustee, termination or discharge of this Indenture and repayment of the Notes.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 hereof.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

(a) The Trustee shall not be deemed to have notice of any Default with respect to Notes unless a Trust Officer of the Trustee has received written notice of any event which is in fact such a Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuer or the Holders of 30% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and states that it is a “Notice of Default.”

(b) If a Default occurs and is continuing and the Trustee has received written notice as contemplated by Section 7.05(a), the Trustee shall deliver to Holders of the Notes, notice of the Default within the earlier of 90 days after the occurrence of a Default or 30 days after written notice of it is received by the Trustee, unless such Default shall have been cured or waived provided that, except in the case of a Default or Event of Default in payment of principal of or interest, if any, on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. [Reserved].

SECTION 7.07. Compensation and Indemnity.

The Issuer and the Guarantors shall pay to U.S. Bank Trust Company, National Association, in each of its capacities as Trustee and Agent, from time to time reasonable compensation for Agent’s and Trustee’s services hereunder (and, for the avoidance of doubt, the Escrow Agreement). The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors shall reimburse the Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by such party in addition to the compensation for its services. Such expenses shall include the reasonable compensation, incurred disbursements and expenses of the Trustee’s and Agents’ respective agents and counsel.

If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer, the Guarantors and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture and the Escrow Agreement, the Issuer and the Guarantors will jointly and severally pay such additional remuneration to the Trustee calculated by reference to the Trustee’s normal hourly rates in force from time to time.

The Issuer and the Guarantors shall, jointly and severally, indemnify the Trustee and Agent against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with (i) the acceptance or administration of its duties under this Indenture and the Escrow Agreement, including the costs and expenses of enforcing this Indenture and the Escrow Agreement against the Issuer and the Guarantors (including this Section 7.07), (ii) defending itself against any claim (whether asserted by the Issuer and the Guarantors or any Holder or any other person) or liability, (iii) exercise or performance of any of its powers or duties hereunder and the Escrow Agreement (including complying with any process served upon the Trustee or any of its agents, officers, employees or directors) and (iv) fees, expenses and disbursements of the Trustee’s agents and advisors and other Persons not regularly within the Trustee’s employ except to the extent any such loss, liability or expense may be attributable to its gross negligence, fraud or willful misconduct.

The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee or the Agents, as applicable, the satisfaction and discharge and the termination of this Indenture and repayment of the Notes.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the gross negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall use commercially reasonable efforts to promptly appoint a successor Trustee. If the Issuer has not appointed a successor Trustee within 60 days of after the retiring Trustee resigns or is removed, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (x) the retiring Trustee may (on behalf of the Issuer and at the joint and several expense of the Issuer and the Guarantors) appoint its own successor or (y) the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Subject to Section 7.10, any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof or any other jurisdiction that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by applicable federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Issuer.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Parent Guarantor may, at its option, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 hereof applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Parent Guarantor’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 8.04, (b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and Agents hereunder and the obligations of each of the Guarantors and the Issuer in connection therewith (including, but not limited to, Section 7.07 hereof) and (d) this Article 8. Subject to compliance with this Article 8, the Parent Guarnator may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

SECTION 8.03. Covenant Defeasance.

Upon the Parent Guarantor’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released from their obligations under any covenant contained in Sections 5.01(a)(4) and (5), 5.02, 5.03(a)(4) and in Sections 4.03 and 4.07 through 4.18 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) and, with respect to only any Significant Subsidiary and not the Parent Guarantor or the Issuer, Section 6.01(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the Outstanding Notes:

(a) the Parent Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes at the Stated Maturity (or Redemption Date, if applicable and so indicated to the Trustee in writing); provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) required to be deposited with the Trustee on or prior to the date of redemption; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities or combination thereof to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 3.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 3 hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; in the case of Legal Defeasance, the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Parent Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(b) in the case of Covenant Defeasance, the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(c) the Parent Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through an agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Parent Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Parent Guarantor from time to time upon the request of the Parent Guarantor any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as set forth in the last paragraph of this Section 8.06 and as to surviving rights registration of transfer or exchange of the Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Parent Guarantor, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when either:

(a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited with the Trustee) have been delivered to the Registrar for cancellation; or

(b) (1) all such Notes not theretofore delivered to the Registrar for cancellation,

(i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 3.03 or otherwise,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Parent Guarantor, and either the Issuer or any Guarantor, in the case of (i), (ii) or (iii) has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Registrar for cancellation, for principal, premium, if any and accrued interest to the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited therefor shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit required to be deposited with the Trustee on or prior to the date of redemption;

(2) the Parent Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(3) the Parent Guarantor has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited cash or Government Securities, as applicable, toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(4) the Parent Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge under this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Parent Guarantor to the Trustee and the Agents under Section 7.07, the obligations of the Parent Guarantor to any Authenticating Agent under Article 2 and, if money or Government Securities shall have been deposited with the Trustee pursuant to this Article, the obligations of the Trustee under Section 7.01 and the last paragraph of Section 2.04 shall survive such satisfaction and discharge.

SECTION 8.07. Repayment to Issuer.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Parent Guarantor on its request or (if then held by the Parent Guarantor) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.08. Reinstatement.

If the Trustee is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Parent Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Parent Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Parent Guarantor shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee.

SECTION 8.09. Survival.

The Trustee’s rights under Articles 7 and 8 shall survive termination of this Indenture or the resignation of the Trustee.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holder.

Without the consent of any Holder, the Issuer, any Guarantor (with respect to any amendment relating to its Guarantee) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes and any related Guarantee for any of the following purposes:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency or reduce the minimum denomination of the Notes;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including related definitions);

(c) to comply with Article 5 hereof;

(d) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders or the Trustee (including any change required in connection with the Merger or the Assumption) that does not materially adversely affect the legal rights under this Indenture of any Holder;

(e) to make any change (including changing the CUSIP or other identifying number on any Notes) that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(f) to secure the Notes or add covenants for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(g) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, successor paying agent (or any other applicable agent) in a manner not otherwise prohibited by this Indenture;

(h) to provide for the issuance of Additional Notes;

(i) to add an obligor or a Guarantor under this Indenture; to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or lien with respect to or securing the Notes when such release, termination, discharge or retaking is not prohibited by this Indenture;

(j) to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum;

(k) to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(l) to release any Guarantor from its Guarantee pursuant to this Indenture when not prohibited or required by this Indenture;

(m) to release and discharge any lien securing the Notes when not prohibited by this Indenture;

(n) to comply with the rules of any applicable securities depositary; or

(o) at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee and the Agents shall join with the Issuer and/or any Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Agents shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall deliver (by (i) means of electronic transmission in accordance with the applicable procedures of the Depositary, (ii) filing a copy with the SEC or (iii) posting to the website contemplated by Section 4.03) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.02. With Consent of Holders of Notes.

(a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, the Issuer, any Guarantor (with respect to any Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, any Guarantee and the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes and any related Guarantee may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (other than any Debt Fund Affiliate) (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided that, without consent of the Holder of each Outstanding Note affected thereby, no such amendment, supplement or waiver shall be made to:

(1) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described Sections 4.11 and 4.15);

(3) reduce the rate of or change the time for payment of interest on any Note (other than provisions relating to the covenants described in Sections 4.11 and 4.15);

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(5) make any Note payable in money other than that stated therein;

(6) reduce the percentage of the principal amount of Notes required to be held by Holders in order for such Holders to approve a proposed amendment or waiver of this Indenture;

(7) amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor; or

(8) make any change to or modify the ranking of any Note or related Guarantee that would adversely affect the Holders of the Notes.

(b) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under either this Indenture, the Notes, as applicable, or any Guarantee, by any Holder given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(c) For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Sections 4.03, 4.04, 4.07, 4.09, 4.10. 4.11, 4.12. 4.13. 4.14, 4.15, 4.17 or 4.18 or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

SECTION 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, subject to the terms of the consent solicitation or similar liability management exercise, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.04. Trustee and Agents to Sign Amendments.

The Trustee and Agents shall sign any amended or supplemental indenture and/or Escrow Agreement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and Agents, as applicable. In executing any amended or supplemental indenture and/or Escrow Agreement, the Trustee and Agents shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture and/or Escrow Agreement is authorized or permitted by this Indenture (and, if applicable, the Escrow Agreement) and that such amended or supplemental indenture and/or Escrow Agreement is the legal, valid and binding obligations of the Issuer and any Guarantor executing such document, enforceable against such Person in accordance with its terms, subject to customary exceptions and that all conditions precedent in this Indenture (and, if applicable, the Escrow Agreement) for such amendment or supplement indenture and/or Escrow Agreement have been fulfilled.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantees.

Each Guarantor that executes a supplemental indenture in the form of Exhibit D hereto on the Escrow Release Date or that executes a supplemental indenture in the form of Exhibit E hereto, will hereby fully, unconditionally and irrevocably guarantee on a senior unsecured basis, jointly and severally, to each Holder and to the Trustee, the Agents and their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other monetary obligations of the Issuer under this Indenture and the Notes (all such obligations set forth in clauses (a) and (b) above being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder, the Trustee or Agents to assert any claim or demand or to enforce any right or remedy against the Issuer, any other Guarantor or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; or (d) except as set forth in Section 10.05, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee will constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or Agents to any security held for payment of the Guaranteed Obligations.

Each Guarantor further agrees that its Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or Agents upon the bankruptcy or reorganization of the Issuer or otherwise.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Agents, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to jointly and severally pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses and indemnity payments) incurred by the Trustee or the Agents in enforcing any rights under this Section, this Indenture and the Notes.

SECTION 10.02. Limitation on Liability.

Each Subsidiary Guarantor, and by its acceptance hereof each Holder, confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 10.02, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 10.03. Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Agents, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver.

Neither a failure nor a delay on the part of either the Trustee, the Agents or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Release of Guarantor.

Any Guarantee by a Guarantor of the Notes shall be automatically and unconditionally released and discharged upon:

(1) (A) in the case of a Subsidiary Guarantor, any sale, exchange or transfer (including by merger or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor (including any sale, exchange or transfer) after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Subsidiary Guarantor, in each case to the extent such sale, exchange or transfer is made in a manner not prohibited by this Indenture;

(A) the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Secured Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(B) in the case of a Subsidiary Guarantor, the designation of any Guarantor as an Unrestricted Subsidiary in a manner not prohibited by this Indenture or the occurrence of any event following which the Subsidiary Guarantor is no longer a Restricted Subsidiary in a manner not prohibited by this Indenture;

(C) defeasance or discharge of the Notes under Sections 8.02, 8.03 or 8.06 of this Indenture;

(D) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor;

(E) the occurrence of a Covenant Suspension Event; or

(F) as described under Section 9.01 or 9.02.

Notwithstanding clause (F) above, if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and all actions reasonably necessary to provide that the Notes shall have been unconditionally guaranteed by each Guarantor (to the extent such Guarantee is required by Section 4.13 shall be taken within 90 days after such Reversion Date or as soon as reasonably practicable following such 90 days.

Upon any occurrence giving rise to a release of a Guarantee, as specified above, the Trustee, subject to receipt of an Officer’s Certificate from the Parent Guarantor and at the Parent Guarantor’s expense, will execute such documents reasonably requested by the Parent Guarantor in order to evidence or effect such release, discharge and termination in respect of such Guarantee. None of the Issuer, the Trustee or any Guarantor will be required to make a notation on the Notes to reflect any such release, discharge or termination. The Trustee shall not be liable for any such release undertaken in reliance upon any such Officer’s Certificate.

SECTION 10.06. Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. [Reserved].

SECTION 11.02. Notices.

Any notice or communication by the Issuer, the Trustee or an Agent to the other parties is duly given if in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer:

ADI Global Distribution Inc.

275 Broadhollow Road, Suite 400

Melville, New York 11747

E-mail: [●]

Attention: [●]

with a copy to

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

E-mail: rleaf@willkie.com; jablan@willkie.com

Attention: Russell Leaf & John Ablan

If to the Trustee, Registrar, Paying Agent or Authenticating Agent:

U.S. Bank Trust Company, National Association

1255 Corporate Drive, 6th Floor

Irving, TX 75038

Attention: ADI Global Distribution Administrator

Email: michael.herberger@usbank.com

The Issuer, the Trustee or the Agents, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

The Trustee and the Agents, as applicable, agree to accept and act upon email with portable document format (PDF) attached or facsimile transmission of written instructions pursuant to this Indenture; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

All notices and communications (other than those sent to the Trustee, Agents or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee, Agents or Holders shall be deemed duly given and effective only upon receipt. Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the security register for the Notes. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Any notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of DTC, Euroclear, Clearstream or any alternative clearing system, as the case may be. Any such notice shall be deemed to have been delivered on the date of such notice.

SECTION 11.03. [Reserved].

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or an Agent to take any action under any provision of this Indenture (unless otherwise specified in this Indenture and other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee and/or Agent, as applicable:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee and/or Agent, as applicable, (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or Agent, as applicable, (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. No Personal Liability of Directors, Managers, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator or stockholder of the Issuer, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Issuer or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK, IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. Successors.

All covenants and agreements of the Issuer in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee and the Agents in this Indenture shall bind their respective successors.

SECTION 11.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The parties hereto agree that this Indenture, any documents to be delivered pursuant to this Indenture and any notices hereunder (the “Executed Documentation”) may be transmitted between them by facsimile or electronic format (e.g., “.pdf” or “.tif”), which transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign). When the Trustee and the Agents act on any Executed Documentation sent by electronic transmission, the Trustee and the Agents will not be responsible or liable for any losses, costs or expenses arising therefrom if such Executed Documentation (a) is not an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) conflicts with, or is inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and the Agents shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including the risk of the Trustee and the Agents acting on unauthorized instructions and the risk of interception and misuse by third parties. The Trustee may authenticate the Global Notes by manual, electronic or facsimile signature.

SECTION 11.13. Table of Contents, Headings, Etc.

The table of contents, cross-reference table and headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Force Majeure.

In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemic, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee and the Agents, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee and Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agent. Accordingly, each of the parties agree to provide to the Trustee and Agent, upon their reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Trustee and Agent to comply with Applicable AML Law.

ARTICLE 12

ESCROW MATTERS

SECTION 12.01. Escrow Account.

On the Issue Date, the Escrow Issuer, the Escrow Agent and the Trustee shall enter into the Escrow Agreement, pursuant to which the Escrow Issuer will deposit (or cause to be deposited) the gross proceeds of the offering of the Notes issued on the Issue Date into the Escrow Account.

The Escrow Issuer shall grant the Trustee, upon the terms set forth in the Escrow Agreement and for the benefit of the Holders of the Notes, a first-priority security interest in the Escrow Account and all deposits therein to secure the Escrow Issuer’s obligation pursuant to Section 3.09 hereof.

Other than as permitted under the Escrow Agreement, the Escrow Issuer will only be entitled to direct the Escrow Agent to release the Escrowed Funds (in which case the Escrowed Funds will be paid to or as directed by the Escrow Issuer) upon delivery to the Escrow Agent and the Trustee, on or prior to the Escrow Outside Date, of a Full Release Officer’s Certificate, certifying that the Escrow Release Conditions have been satisfied.

SECTION 12.02. Special Mandatory Redemption.

If a Special Mandatory Redemption of the Notes is to occur pursuant to Section 3.09 hereof, the Escrow Agent will cause the release of the Escrowed Funds to the Trustee in accordance with the terms of the Escrow Agreement. The Trustee shall apply the Escrowed Funds to the payment of the Special Mandatory Redemption Price, as set forth in Section 3.09 hereof.

SECTION 12.03. Release of Escrowed Funds.

Upon delivery of the Full Release Officer’s Certificate, the Escrow Agreement provides that the Escrow Agent will cause the release of the proceeds of such Escrowed Funds to or on the order of the Escrow Issuer on the Escrow Release Date in accordance with the terms of the Escrow Agreement.

SECTION 12.04. Activities Prior to the Escrow Release Date.

From the Issue Date, and prior to the Escrow Release Date, the Escrow Issuer’s primary activities will be restricted to (i) performing its obligations in respect of the Notes, this Indenture, and the Escrow Agreement, (ii) redeeming the Notes, if applicable, pursuant to mandatory redemption provisions included herein and (iii) conducting such other activities as are necessary or appropriate to carry out the foregoing activities. Prior to the Escrow Release Date, the Escrow Issuer shall not issue any Indebtedness other than the Notes, or own, hold or otherwise have any interest in any assets other than the Escrow Account, Cash Equivalents, Eligible Escrow Investments and the Equity Commitment Letter.

SECTION 12.05. Trustee Direction to Execute Escrow Agreement.

The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

The Trustee accepts no responsibility or liability for any acts, omissions or defaults of the Escrow Agent. The Trustee shall not be responsible or liable in any manner whatsoever for the creation, perfection, legality, effectiveness and enforceability under applicable laws of the Escrow Agreement or the security interest created thereunder.

SECTION 12.06. Cessation of Certain Escrow Provisions.

Upon consummation of the Spin-Off, the Sections 3.09, 6.01(8) and 12.04 of this Indenture will cease to apply.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ESCROW ISSUER:

ADI ESCROW ISSUER LLC

By:
Name:
Title:

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page for Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT INCLUDING THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[Regulation S Global Note Legend]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

CUSIP:____________

ISIN: ____________

[RULE 144A][REGULATION S] GLOBAL NOTE

7.125% Senior Notes due 2034

No. ___	$[____________]

ADI ESCROW ISSUER LLC

promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________DOLLARS on July 15, 2034, as such amount may be changed from time to time pursuant to the Schedule of Exchanges of Interests attached hereto.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

ADI ESCROW ISSUER LLC

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Name:
Title:

Date: [●]

[Form of reverse side of Note]

7.125% Senior Note due 2034

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. ADI Escrow Issuer LLC (the “Escrow Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 7.125% from June 30, 2026 until maturity or earlier redemption or repayment of the Note. The Issuer will pay interest on this Note semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2027, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding January 1 and July 1 (each, a “Regular Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 30, 2026. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. All payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to the designated U.S. dollar account maintained by the payee with a bank in the United States. If the Issuer or any of its Subsidiaries act as paying agent, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. AUTHENTICATING AGENT, PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association will act as Authenticating Agent, Paying Agent and Registrar. The Issuer may change any Authenticating Agent, Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Escrow Issuer issued the Notes under an Indenture, dated as of June 30, 2026 (the “Indenture”), among the Escrow Issuer, the Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION. At any time prior to July 15, 2029, the Issuer may redeem all or part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

On and after July 15, 2029, the Issuer may redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2029	103.563%
2030	101.781%
2031 and thereafter	100.000%

In addition, prior to July 15, 2029, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 107.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

In connection with any tender offer, Change of Control Offer, Asset Sale Offer, exchange offer or other offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered or exchanged and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice as set forth in Section 3.03, provided that such notice is given not more than 60 days following such purchase or exchange date, to redeem all Notes that remain outstanding following such purchase pursuant to such tender or exchange offer (or other offer to purchase or exchange) for consideration (which may consist of cash, Indebtedness, debt or equity securities or other assets) equal to the consideration delivered to each other Holder in such offer (which may be less than par and excluding any early tender, exchange or incentive fee in such offer) plus, to the extent not included in the offer consideration, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.07 of the Indenture.

6. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.11 of the Indenture.

7. MANDATORY REDEMPTION. Except as set forth in Sections 3.09 regarding a Special Mandatory Redemption of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall electronically deliver, mail or cause to be electronically delivered or mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary except that (i) a notice of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture and (ii) notice of Special Mandatory Redemption shall be mailed or sent as set forth in Section 3.09 Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than an Event of Default specified in Section 6.01(6) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately by notice in writing to the Issuer and the Trustee (if given by the Holders). If an Event of Default specified in Section 6.01(6) with respect to the Issuer occurs and is continuing, then all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee or Authenticating Agent.

14. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

15. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Escrow Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee or Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:

[  ] Section 4.11

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $___________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ADI Global Distribution Inc.

275 Broadhollow Road, Suite 400

Melville, New York 11747

E-mail: [●]

Attention: [●]

U.S. Bank Trust Company, National Association

1255 Corporate Drive, 6th Floor

Irving, TX 75038

Attention: ADI Global Distribution Administrator

Email: michael.herberger@usbank.com

Re: 7.125% Senior Notes due 2034

Reference is hereby made to the Indenture, dated as of June 30, 2026 (the “Indenture”), among ADI Escrow Issuer LLC, the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______________ in such Note[s] or interests (the “Transfer”), to   (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT CERTIFICATED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT CERTIFICATED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT CERTIFICATED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED CERTIFICATED NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note ([CUSIP:               ]), or

(ii) ☐ Regulation S Global Note ([CUSIP:               ]), or

(b) ☐ a Restricted Certificated Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note ([CUSIP:                ]), or

(ii) ☐ Regulation S Global Note ([CUSIP:               ])or

(iii) ☐ Unrestricted Global Note ([   ] [         ]); or

(b) ☐ a Restricted Certificated Note; or

(c) ☐ an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

ADI Global Distribution Inc.

275 Broadhollow Road, Suite 400

Melville, New York 11747

E-mail: [●]

Attention: [●]

U.S. Bank Trust Company, National Association

1255 Corporate Drive, 6th Floor

Irving, TX 75038

Attention: ADI Global Distribution Administrator

Email: michael.herberger@usbank.com

Re: 7.125% Senior Notes due 2034

Reference is hereby made to the Indenture, dated as of June 30, 2026 (the “Indenture”), among ADI Escrow Issuer LLC, the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note of the same series, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO UNRESTRICTED CERTIFICATED NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note of the same series, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ___________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED ON THE ESCROW RELEASE DATE

Supplemental Indenture (this “Supplemental Indenture”), dated as of ______________, among ADI Global Distribution Funding LLC (the “Assumption Issuer”), ADI Global Distribution Inc. (the “Parent Guarantor”), the Subsidiary Guarantors listed on the signature pages hereto (together with the Parent Guarantor, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, ADI Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer”), has heretofore executed and delivered to the Trustee that certain Indenture (the “Indenture”), dated as of June 30, 2026, providing for the issuance of an unlimited aggregate principal amount of 7.125% Senior Notes due 2034 (the “Notes”);

WHEREAS, the Indenture provides that on the Escrow Release Date the Assumption Issuer and each of the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which (i) the Assumption Issuer shall assume all of the Escrow Issuer’s obligations under the Notes and the Indenture and (ii) the Guarantors shall, jointly and severally, fully and unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture, on the terms and conditions set forth herein and under the Indenture (the “Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Assumption by Issuer. The Assumption Issuer acknowledges and agrees to (i) unconditionally assume all of the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to the Assumption Issuer; and (iii) perform all obligations and duties required of the Issuer pursuant to the Indenture. From and after the date hereof, all references in the Indenture to the “Issuer” shall refer to the Assumption Issuer instead of the Escrow Issuer.

(3) Agreement to Guarantee.

(i) Each Guarantor, other than ADI Global Distribution Inc., hereby agrees, jointly and severally, with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor (which for this purpose excludes the obligations and agreements of the Parent Guarantor) under the Indenture. From and after the date hereof, all references in the Indenture to the “Guarantors” shall include each of the undersigned Guarantors.

(ii) ADI Global Distribution Inc. hereby agrees, jointly and severally, with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor and the Parent Guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Guarantors” shall include ADI Global Distribution Inc. and all references in the Indenture to the “Parent Guarantor” shall refer to ADI Global Distribution Inc.

(4) Successors and Assigns. This Supplemental Indenture and Article 10 of the Indenture shall be binding upon the Guarantors and their respective successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Agents, the rights and privileges conferred upon that party in this Supplemental Indenture, in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

(5) No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Agents or the Holders in exercising any right, power or privilege under this Supplemental Indenture or Article 10 of the Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture and Article 10 of the Indenture at law, in equity, by statute or otherwise.

(6) Release. Upon execution of this Supplemental Indenture by the Parent Guarantor, the Assumption Issuer and the other Guarantors, the Escrow Issuer shall be unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes.

(7) Execution and Delivery. The Assumption Issuer Agrees that the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of the Assumption Issuer on the Notes, and each Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee.

(8) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any Guarantor shall have any liability for any obligations of the Issuer or the other Guarantors under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(9) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(10) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(11) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(12) The Trustee and the Agents. The Trustee and the Agents shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Assumption Issuer and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ADI GLOBAL DISTRIBUTION FUNDING LLC, as Issuer

By:
Name:
Title:

ADI GLOBAL DISTRIBUTION INC., as Parent Guarantor

By:
Name:
Title:

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ______________, among ________________________ (the “Guaranteeing Party”), ADI Global Distribution Funding LLC, a Delaware limited liability company, as issuer (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, ADI Global Distribution Funding, a Delaware limited liability company (the “Issuer”), has heretofore executed and delivered to the Trustee that certain Indenture (the “Indenture”), dated as of June 30, 2026, as supplemented by the First Supplemental Indenture, dated as of [●], 2026, providing for the issuance of an unlimited aggregate principal amount of 7.125% Senior Notes due 2034 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Party shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Party shall fully and unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture, jointly and severally with each other Guarantor, on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each Guaranteeing Party hereby agrees, jointly and severally, with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor (which for this purpose excludes the obligations and agreements of the Parent Guarantor) under the Indenture. From and after the date hereof, all references in the Indenture to the “Guarantors” shall include each of the undersigned Guaranteeing Parties.

(3) Successors and Assigns. This Supplemental Indenture and Article 10 of the Indenture shall be binding upon the Guaranteeing Party and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Agents, the rights and privileges conferred upon that party in this Supplemental Indenture, in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

(4) No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Agents or the Holders in exercising any right, power or privilege under this Supplemental Indenture or Article 10 of the Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture and Article 10 of the Indenture at law, in equity, by statute or otherwise.

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(5) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Party shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Party) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(7) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(8) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(9) The Trustee and the Agents. The Trustee and the Agents shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and each Guaranteeing Party.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING PARTY]

By:
Name:
Title:

ADI GLOBAL DISTRIBUTION FUNDING LLC, as Issuer

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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